                                                                     EXHIBIT 2.1

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                            ASSET SALE AND PURCHASE

                                   AGREEMENT

                                    BETWEEN

                          THE PROCTER & GAMBLE COMPANY

                                      AND

                               MBW INVESTORS LLC


              and joined solely for the purposes stated herein by

                   The Procter & Gamble Manufacturing Company

                   The Procter & Gamble Distributing Company

                                      and

                             Procter & Gamble, Inc.


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                               TABLE OF CONTENTS
                               -----------------

                                                                       Page
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
ARTICLE I.  CERTAIN DEFINITIONS.......................................  1

 1.01  ACQUIRED ASSETS................................................  1
 1.02  ACTION.........................................................  2
 1.03  AFFILIATE......................................................  2
 1.04  ANTITRUST LAWS.................................................  2
 1.05  ASSUMED LIABILITIES............................................  2
 1.06  ASSUMPTION AGREEMENT...........................................  4
 1.07  AUTHORIZATION..................................................  4
 1.08  BDF COMMITMENTS................................................  4
 1.09  BDF CONTRACTS..................................................  4
 1.10  BOOKS AND RECORDS..............................................  4
 1.11  BUSINESS.......................................................  4
 1.12  BUSINESS DAY...................................................  5
 1.13  CLOSING........................................................  5
 1.14  CLOSING DATE...................................................  5
 1.15  CONTROL........................................................  5
 1.16  CONTRACTS......................................................  5
 1.17  DOJ............................................................  5
 1.18  EFFECTIVE TIME.................................................  5
 1.19  EQUIPMENT......................................................  5
 1.20  EXCLUDED ASSETS................................................  6
 1.21  EXCLUDED LIABILITIES...........................................  6
 1.22  FINANCIAL INFORMATION..........................................  7
 1.23  FTC............................................................  7
 1.24  GOVERNMENTAL ENTITY............................................  7
 1.25  HSR ACT........................................................  8
 1.26  INTELLECTUAL PROPERTY..........................................  8
 1.27  INTERCOMPANY CONTRACTS.........................................  8
 1.28  IRS............................................................  8
 1.29  KNOWLEDGE......................................................  8
 1.30  MATERIAL.......................................................  8
 1.31  PATENTS........................................................  8
 1.32  PATENT ASSIGNMENT..............................................  8
 1.33  PATENT LICENSE.................................................  8
 1.34  PERSON.........................................................  9
 1.35  PURCHASE PRICE.................................................  9
 1.36  SELLER'S AFFILIATES............................................  9
 1.37  SUPPLY CONTRACTS...............................................  9
 1.38  TAXES..........................................................  9
 1.39  TECHNOLOGY.....................................................  9
 1.40  TECHNOLOGY LICENSE AGREEMENT................................... 10
 1.41  ACQUIRED ASSETS................................................ 10
 1.42  TRADEMARK ASSIGNMENT........................................... 10
 1.43  TRANSACTION DOCUMENTS.......................................... 10
 1.44  TRANSITIONAL SERVICES AGREEMENT................................ 10
 1.45  TRANSITIONAL SUPPLY AGREEMENT.................................. 10
 1.46  UNITED STATES.................................................. 11
 1.47  OTHER DEFINITIONS.............................................. 11

ARTICLE II.  PURCHASE AND SALE OF ASSETS.............................. 12

 2.01  DETAILS OF THE PURCHASE PRICE.................................. 12

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
 2.02  DELIVERY OF PURCHASE PRICE..............................................  12
 2.03  SALE AND PURCHASE OF THE BUSINESS.......................................  12

ARTICLE III.  CLOSING..........................................................  13

 3.01  ACTIONS TO BE TAKEN AT CLOSING..........................................  13
 3.02  INTERDEPENDENCE.........................................................  15
 3.03  TIME AND PLACE OF CLOSING...............................................  15

ARTICLE IV.  REPRESENTATIONS, WARRANTIES AND DISCLAIMERS OF SELLER.............  16

 4.01  AUTHORITY...............................................................  16
 4.02  AUTHORIZATIONS..........................................................  16
 4.03  COMPLIANCE WITH APPLICABLE LAWS.........................................  16
 4.04  CONTRACTS...............................................................  16
 4.05  COUPONS.................................................................  17
 4.06  EQUIPMENT...............................................................  17
 4.07  FINANCIAL INFORMATION...................................................  17
 4.08  FINDER'S FEES AND COMMISSIONS...........................................  17
 4.09  INSURANCE...............................................................  18
 4.10  INTELLECTUAL PROPERTY...................................................  18
 4.11  LITIGATION AND CLAIMS...................................................  26
 4.12  MAJOR CUSTOMERS.........................................................  26
 4.13  ORGANIZATION AND GOOD STANDING..........................................  26
 4.14  PERMITS.................................................................  27
 4.15  RECENT CONDUCT OF THE BUSINESS..........................................  27
 4.16  RECIPES; INGREDIENTS....................................................  27
 4.17  TAXES...................................................................  27
 4.18  TITLE TO ACQUIRED ASSETS................................................  28
 4.19  VIOLATIONS/BREACHES.....................................................  28

ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF BUYER............................  30

 5.01  AUTHORITY...............................................................  30
 5.02  AUTHORIZATIONS..........................................................  30
 5.03  FINDER'S FEES AND COMMISSIONS...........................................  30
 5.04  FUNDING.................................................................  30
 5.05  LITIGATION AND CLAIMS...................................................  31
 5.06  ORGANIZATION AND GOOD STANDING..........................................  31
 5.07  VIOLATIONS/BREACHES.....................................................  32

ARTICLE VI.  COVENANTS.........................................................  33

 6.01  ACCESS..................................................................  33
 6.02  ADDITIONAL DOCUMENTS....................................................  33
 6.03  ADDITIONAL RECORDS......................................................  33
 6.04  ASSIGNMENT, ASSUMPTION AND CONSENTS.....................................  33
 6.05  BDF COMMITMENTS.........................................................  34
 6.06  BULK TRANSFER LAWS......................................................  35
 6.07  CONFIDENTIALITY.........................................................  35
 6.08  COOPERATION IN LITIGATION...............................................  36
 6.09  COOPERATION IN TAX MATTERS..............................................  37
 6.10  COOPERATION OF THIRD PERSONS............................................  37
 6.11  COUPONS.................................................................  37
 6.12  COVENANT NOT TO COMPETE.................................................  37
 6.13  DELIVERY OF FINANCIAL INFORMATION.......................................  38
 6.14  EFFORTS TO CLOSE........................................................  39
 6.15  EMPLOYEES...............................................................  41
 6.16  EXPENSES................................................................  41

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
 6.17  PROPERTY ASSIGNMENT/RECORDATION/MAINTENANCE.........................   41
 6.18  MODIFIED/REPLACEMENT AGREEMENTS PERTAINING TO THE
         MANUFACTURE OF PRODUCTS...........................................   42
 6.19  NO SHOP.............................................................   42
 6.20  OPERATION OF THE BUSINESS PRIOR TO CLOSING..........................   42
 6.21  POSSESSION OF ACQUIRED ASSETS.......................................   43
 6.22  PRODUCT RETURNS.....................................................   44
 6.23  SUPPLEMENTS TO SCHEDULES............................................   44
 6.24  TAX RECORDS.........................................................   44
 6.25  USE OF TECHNOLOGY...................................................   45
 6.26  USE OF SELLER'S NAME OR REPUTATION/PACKAGING MATERIALS..............   45

ARTICLE VII.  CONDITIONS TO SELLER'S OBLIGATION TO CLOSE...................   46

 7.01  AUTHORIZATIONS/WAITING PERIODS......................................   46
 7.02  NO INJUNCTION/ORDER.................................................   46
 7.03  PERFORMANCE OF BUYER'S OBLIGATIONS..................................   46
 7.04  BUYER'S REPRESENTATIONS AND WARRANTIES..............................   46

ARTICLE VIII.  CONDITIONS TO BUYER'S OBLIGATION TO CLOSE...................   47

 8.01  AUTHORIZATIONS/WAITING PERIODS......................................   47
 8.02  NO INJUNCTION/ORDER.................................................   47
 8.03  PERFORMANCE OF SELLER'S OBLIGATIONS.................................   47
 8.04  RECEIPT OF FINANCING................................................   47
 8.05  SELLER'S REPRESENTATIONS AND WARRANTIES TRUE........................   47

ARTICLE IX.  INDEMNIFICATION AND ARBITRATION...............................   48

 9.01  INDEMNIFICATION BY SELLER...........................................   48
 9.02  INDEMNIFICATION BY BUYER............................................   50
 9.03  DISPUTE RESOLUTION..................................................   52
 9.04  DAMAGE LIMITATIONS..................................................   53
 9.05  TERMINATION OF INDEMNIFICATION......................................   54

ARTICLE X.  TERMINATION AND ABANDONMENT....................................   55

 10.01 TERMINATION.........................................................   55
 10.02 PROCEDURE AND EFFECT OF TERMINATION.................................   55

ARTICLE X.  MISCELLANEOUS..................................................   56

 11.01 AMENDMENT AND MODIFICATION..........................................   56
 11.02 WAIVER OF COMPLIANCE................................................   56
 11.03 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; OTHER MATTERS...........   56
 11.04 PRE-CLOSING ACTIVITIES..............................................   57
 11.05 NOTICES.............................................................   57
 11.06 EXHIBITS AND SCHEDULES; INCORPORATION BY REFERENCE..................   58
 11.07 SUCCESSORS AND ASSIGNS..............................................   58
 11.08 ENTIRE AGREEMENT....................................................   59
 11.09 SEVERABILITY........................................................   59
 11.10 CAPTIONS............................................................   59
 11.11 COUNTERPARTS........................................................   59
 11.12 GOVERNING LAW.......................................................   60

                                   PREAMBLE

This is an ASSET SALE AND PURCHASE AGREEMENT, dated November 26, 1997 between The Procter & Gamble Company, an Ohio corporation ("Seller") and MBW Investors LLC, a Delaware limited liability company ("Buyer"), and joined solely for the purposes stated herein by The Procter & Gamble Manufacturing Company ("P&GM"), an Ohio corporation, The Procter & Gamble Distributing Company ("P&GD"), an Ohio corporation, and Procter & Gamble, Inc. ("P&GC"), a Canadian corporation. Each of Seller and Buyer may hereinafter be referred to as a "Party" or, collectively, as "Parties".

This agreement ("Agreement") sets forth the terms and conditions upon which Seller and Seller's Affiliates (as that term is defined in Section 1.36 below) will sell to Buyer, and Buyer will purchase from Seller and Seller's Affiliates, the Business as hereinafter defined.

In consideration of the mutual agreements contained herein, and intending to be legally bound hereby, the signatories hereto agree as follows:


                                   ARTICLE I
                              CERTAIN DEFINITIONS

1.01  "ACQUIRED ASSETS" means only the following assets:
      (a)  the Books and Records;
      (b) to the extent transferable without the consent of any third party, all claims of Seller or Seller's Affiliates against third parties exclusively related to other Acquired Assets or the Assumed Liabilities including without limitation claims in respect of rights under manufacturers' and vendors' warranties, guarantees or similar obligations; claims for past infringement or violation of rights associated with the Intellectual Property; and claims against any third party who damaged or injured, or caused damages or injury to, any portion of the other Acquired Assets or the Business;
      (c)  the Contracts;
      (d)  the Equipment;
      (e) goodwill exclusively related to the Business not otherwise specifically identified herein;
      (f)  the Intellectual Property; and
      (g) all refunds of Taxes to the extent the Taxes being refunded were an Assumed Liability.

      Notwithstanding the above, the Acquired Assets do not include any of the Excluded Assets.

1.02 "ACTION" means any dispute, controversy, claim, action, litigation, suit, cause of action, arbitration, mediation, or any proceeding by or before any mediator or Governmental Entity,

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

      or any investigation, subpoena, or demand preliminary to any of the foregoing.

1.03 "AFFILIATE" means, with respect to a Person, another Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

1.04 "ANTITRUST LAWS" means the Sherman Act (as amended); the Clayton Act (as amended); the HSR Act; the Federal Trade Commission Act (as amended); and all other statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws (whether foreign, federal, state, provincial, local or other) that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

1.05 "ASSUMED LIABILITIES" means the following liabilities, whether known or unknown, accrued or contingent, direct or indirect:
      (a) all liabilities arising out of or related to the operation of the Business or ownership of the Acquired Assets after the Effective Time;
      (b) all liabilities for product liability and product warranty for all products manufactured by or for the Buyer or its successors after the Effective Time;
      (c) all liabilities for return of products of the Business after March 31, 1998;
      (d) all liabilities for Taxes arising out of or related to the operation of the Business or ownership of the Acquired Assets after the Effective Time and as provided in Section 6.16;
      (e) all liabilities of Seller or Seller's Affiliates for periods after the Effective Time pursuant to any Contract, but only to the extent any such Contract is actually assigned to Buyer and excluding any liability or obligation relating to or arising out of any such Contract as a result of any breach by Seller or any of Seller's Affiliates of any such Contract occurring at any time prior to the Effective Time;
      (f) reimbursement of Seller or Seller's Affiliates for BDF Commitments paid by them for performance that occurs after January 31,1998 by any trade customer that has irrevocably committed to such performance prior to the date on which Seller or one of Seller's Affiliates gives the notice required by Section 6.05;
      (g) all liabilities of Seller or Seller's Affiliates for periods after the Effective Time, pursuant to any purchase orders, contracts, agreements or other obligations to the extent they are exclusively related to the Business and are to be sold, conveyed, assigned, transferred and delivered to Buyer pursuant to Section 6.04(a)(ii);

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

      (h) except as otherwise specifically provided in the Transitional Supply Agreement, all liabilities of Seller or Seller's Affiliates for periods after the termination or expiration of the Transitional Supply Agreement pursuant to any Supply Contract, including without limitation all liabilities for materials or services to the extent exclusively related to the Manufacture of Products and ordered in the ordinary course of business prior to the termination or expiration of the Transitional Supply Agreement, but delivered to Buyer or its designee thereafter;
      (i) except as otherwise specifically provided in the Transitional Supply Agreement, all liabilities of Seller or Seller's Affiliates for periods after the termination or expiration of the Transitional Supply Agreement pursuant to any purchase order, contracts, agreements or other obligations to the extent they are exclusively related to the Business and are to be sold, conveyed, assigned, transferred and delivered to Buyer pursuant to Section 6.04(a)(i), including without limitation all liabilities for materials or services to the extent exclusively related to the Manufacture of Products and ordered in the ordinary course of business prior to the termination or expiration of the Transitional Supply Agreement, but delivered to Buyer or its designee thereafter;
      (j) all liabilities and obligations of the Buyer as set forth in the Transaction Documents;
      (k) all liabilities with respect to coupon distribution and redemption, except for those coupons set forth in Schedule 1.05(k); and
      (l) reimbursement of Seller or Seller's Affiliates for amounts paid by them for media advertising, if any, for the Business that occurs after the Effective Time.

1.06  "ASSUMPTION AGREEMENT" means that agreement in the form attached as
      Exhibit 1.06, between Seller, Seller's Affiliates, and Buyer, to be executed as of the Closing, dealing with the assumption by the Buyer of the Assumed Liabilities and the assignment by the Seller and Seller's Affiliates of their interests pursuant to the Contracts.

1.07 "AUTHORIZATION" means any consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any Governmental Entity including without limitation any required filing with any Governmental Entity and the subsequent expiration of any required waiting period under any Antitrust Law.

1.08 "BDF COMMITMENTS" means, to the extent exclusively related to the Business, those commitments made by Seller or Seller's Affiliates with certain customers of the Business to perform according to a BDF Contract.

1.09 "BDF CONTRACTS" means those contracts by and among Seller or Seller's Affiliates and certain customers of the Business defining and qualifying merchandising activities and how those customers will be reimbursed by Seller or Seller's Affiliates for performance of merchandising activities occurring during the period of those contracts. A sample BDF Contract and calculation sheet is attached as Exhibit 1.09.

1.10 "BOOKS AND RECORDS" means all books, records and other documents (including without limitation customer and supplier lists and files; distribution lists; mailing lists; sales, marketing, promotional and advertising materials; cost and pricing information; operating, production and other manuals; plans; files; specifications; process drawings; computer programs, data and information; manufacturing and quality control records and procedures; research and development files) exclusively related to the Business and existing at the Effective Time.

1.11 "BUSINESS" means the manufacturing, packaging, distributing, marketing and selling of cake mixes, brownie mixes, frostings, muffin mixes, cookie mixes, dessert bar mixes and fruit crisp mixes ("BAKING MIXES") under the Trademarks. The assets and liabilities of the Business consist, respectively, of the Acquired Assets and the Assumed Liabilities.

1.12 "BUSINESS DAY" means any day on which commercial banks in New York City are open for business providing substantially all services offered by such banks.

1.13 "CLOSING" means the closing of the transactions contemplated by this Agreement in accordance with the terms and upon the conditions set forth in this Agreement.

1.14  "CLOSING DATE" means the date on which the Closing occurs, as provided in
      Section 3.03 of this Agreement.

1.15 "CONTROL" means, with respect to a Person, the ownership by another Person of greater than 50% of the income or voting interests of such Person, or such other arrangement as constitutes the ability to direct the management or affairs of such Person.

1.16 "CONTRACTS" means those purchase orders, contracts, agreements, licenses and other obligations (except Intercompany Contracts and Supply Contracts) exclusively related to the Business and freely assignable by Seller or Seller's Affiliates without the consent of any third party. The Contracts in effect as of the date of the execution of this Agreement, other than those made in the ordinary course of business that involve payments of less than seventy-five thousand United States dollars (US$75,000) per year, are set forth in Schedule 1.16; provided, however, that the liabilities after the Effective Time for all Contracts not listed pursuant to this clause will not exceed seven hundred fifty thousand United States dollars (US$750,000) in the aggregate.

1.17  "DOJ" means the United States Department of Justice.

1.18  "EFFECTIVE TIME"  means 9:00 a.m. Eastern Standard Time on the Closing
      Date.

1.19 "EQUIPMENT" means the machinery, equipment (including without limitation production molds, dies, artwork cylinders, spare parts, maintenance equipment and supplies), tools and other capital assets set forth in
      Schedule 1.19.

1.20 "EXCLUDED ASSETS" means any and all assets not expressly listed as Acquired Assets, whether or not related to the Business.

1.21 "EXCLUDED LIABILITIES" means liabilities of Seller or Seller's Affiliates that are not Assumed Liabilities including without limitation:
      (a) any of Seller's or Seller's Affiliates obligations or liabilities under this Agreement and the other agreements with Buyer contemplated by the Transaction Documents;
      (b) except as set forth in Section 6.16 or elsewhere in this Agreement, any of Seller's or Seller's Affiliates' obligations or liabilities for expenses or fees (including attorneys' and accountants' fees) arising out of or related to the negotiation, preparation, approval or authorization of this Agreement and the transactions contemplated hereby or the consummation (or preparation for the consummation) of the transactions contemplated hereby;
      (c) any of Seller's or Seller's Affiliates' obligations or liabilities with respect to Taxes, except Taxes specifically allocated to, prorated to or assumed by Buyer under this Agreement;
      (d) any liabilities arising out of or relating to the Excluded Assets except for damage or destruction of any Excluded Assets to the extent caused by Buyer or its representatives;
      (e) liabilities with respect to Actions that arise out of or relate to the conduct of the Business prior to the Effective Time;
      (f) any intercompany debt, settlement or other liability or obligation between the Business and Seller or Seller's Affiliates including without limitation any Intercompany Contracts;
      (g) any liability or obligation arising out of or related to claims based on violations of laws or regulations (including without limitation any environmental law, rule or regulation) in effect at or prior to the Effective Time, in each case arising out of or related to events which have occurred, products which have been manufactured, or services which have been performed by the Business, or the use of the Acquired Assets or the operation of the Business, prior to the Effective Time;
      (h) any liability or obligation relating to any indebtedness for money borrowed by Seller or Seller's Affiliates;
      (i)  any liability or obligation under Contracts, which liability or obligation arose or accrued prior to the Effective Time;
      (j)  except as set forth in this Agreement, any accounts payable or accrued expenses of the Business as of the Effective Time;
      (k) any liability or obligation arising out of or related to any employment relationship with Seller or Seller's Affiliates (including without limitation compensation, payroll taxes and employee benefits) with respect to any and all employees and/or former employees of Seller or any of Seller's Affiliates; and
      (l) any liability or obligation for product liability or product warranty for all products manufactured by or for Seller or Seller's Affiliates or the Business prior to the Effective Time.

1.22  "FINANCIAL INFORMATION" means:
      (a) the audited statements of direct revenues, cost of products sold, gross margin, other direct expenses (including marketing, promotional, selling, administrative and other expenses) and excess of direct revenues over direct expenses of the Business for the Seller's fiscal year ended June 30, 1995, the Seller's fiscal year ended June 30, 1996, and the Seller's fiscal year ended June 30, 1997 set forth in Schedule 1.22(a);
      (b) the reviewed but unaudited financial statements of direct revenues, cost of products sold, gross margin, other direct expenses of the Business (including marketing, promotional, selling, administrative and other expenses) and excess of direct revenues over direct expenses for the Seller's fiscal quarter ended September 30, 1997 set forth in Schedule 1.22(b); and
      (c) the statement ("Asset Statement") of the book value of Equipment and intangibles of the Business having book value being sold to Buyer pursuant to this Agreement, in accordance with Seller's historical practices as of June 30, 1997 set forth in Schedule 1.22(c).

1.23  "FTC" means the United States Federal Trade Commission.

1.24 "GOVERNMENTAL ENTITY" means any arbitrator, court, judicial, legislative, administrative or regulatory agency, commission, department, board or bureau or body or other governmental authority or instrumentality or any Person or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, whether foreign, federal, state, provincial, local or other.

1.25 "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended).

1.26 "INTELLECTUAL PROPERTY" means the Trademarks and the Technology, and such other trade names, service marks, brand names, copyrights, slogans, rights to trade dress, labels, advertising and designs, whether or not registered, as are owned as of the date hereof by Seller or Seller's Affiliates and are exclusively related to the Business, as well as all the registrations and applications for the foregoing.

1.27 "INTERCOMPANY CONTRACTS" means all purchase orders, contracts, agreements and other obligations between or among Seller and its Affiliates.

1.28  "IRS" means the United States Internal Revenue Service.

1.29 "KNOWLEDGE" means, in the case of an entity, the actual knowledge of the officers of such entity after reasonable investigation.

1.30 "MATERIAL" and its variations mean, with respect to an item, event, circumstance or condition, that such item, event, circumstance or condition, individually or in the aggregate, has a substantially adverse effect upon the assets, operations, financial condition or earnings of the Business.

1.31 "PATENTS" means those patents and applications therefor that are set forth in Schedule 1.31.

1.32 "PATENT ASSIGNMENT" means the overall assignment of the Patents to Buyer from Seller, which will be in the form attached as Exhibit 1.32 or in such other form as agreed to in writing by Seller and Buyer. Individual Patent assignment documents, by country, will be prepared and filed as stated in
      Section 6.17 of this Agreement.

1.33  "PATENT LICENSE AGREEMENT" means that agreement in the form attached as
      Exhibit 1.33, between Seller and Buyer to be executed as of Closing, dealing with the license of certain patents of Seller to Buyer. Such patents (the "Licensed Patents") are set forth in Schedule 1.33.

1.34 "PERSON" means (as the context requires) an individual, a corporation, a partnership, an association, a trust, a limited liability company, or other entity or organization, including a Governmental Entity.

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

1.35 "PURCHASE PRICE" means four hundred forty-five million United States dollars (US$445,000,000).

1.36 "SELLER'S AFFILIATES" means (as the context requires) one or more of P&GM, P&GD and/or P&GC.

1.37 "SUPPLY CONTRACTS" means those purchase orders, contracts, agreements and other obligations (except Intercompany Contracts) exclusively related to the Manufacture of Products and freely assignable by Seller or Seller's Affiliates without the consent of any third party. The Supply Contracts in effect as of the date of execution of this Agreement, other than those made in the ordinary course of business that involve payments of less than seventy-five thousand United States dollars (US$75,000) per year, are set forth in Schedule 1.37; provided, however, that the liabilities after the Effective Time for all Supply Contracts not listed pursuant to this clause will not exceed seven hundred fifty United States dollars (US$750,000) in the aggregate.

1.38 "TAXES" means all foreign, federal, state, provincial, local or other taxes, fees, levies, duties or other assessments or charges of whatever kind (including without limitation income, sales, use, transfer, excise, stamp, property, value added, recording, registration, intangible, documentary, goods and services, real estate, sales, payroll, gains, gross receipts, withholding, and franchise taxes) imposed by the United States or any state, county or local government, subdivision or agency thereof, or any other jurisdiction outside the United States. Such term will include any interest, penalties, or additions payable in connection with such taxes, fees, levies, duties or other assessments or charges.

1.39 "TECHNOLOGY" means the Patents, Buyer's rights under the Patent License Agreement, and (except as set forth in Schedule 1.39) all of Seller's know-how, patented and unpatented formulas (including without limitation current and discontinued flavors and products, recipes and mixing instructions), improvements, trade secrets, research and results thereof, inventions, data, methods, processes, instructions, drawings, and specifications that are exclusively related to the Business.

1.40 "TECHNOLOGY LICENSE AGREEMENT" means that agreement in the form attached as Exhibit 1.40, between Seller and Buyer to be executed as of Closing, dealing with the license of certain specific technologies of Seller to Buyer. Such technologies are set forth in Schedule 1.40.

1.41 "TRADEMARKS" means those trademarks, registrations and applications therefor that are set forth in Schedule 1.41.

1.42 "TRADEMARK ASSIGNMENT" means the overall assignment of the Trademarks to Buyer from Seller, which will be in the form attached as Exhibit 1.42 or in such other form as agreed to in writing by Seller and Buyer. Individual Trademark assignment documents, by country, will be prepared and filed as stated in Section 6.17 of this Agreement.

1.43 "TRANSACTION DOCUMENTS" means collectively (a) this Agreement; (b) the Assumption Agreement; (c) the Patent Assignment; (d) the Patent License Agreement; (e) the Technology License Agreement; (f) the Trademark Assignment; (g) the Transitional Services Agreement; and (h) the Transitional Supply Agreement. The phrase "THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT" or such similar phrases includes the execution and delivery of these Transaction Documents.

1.44 "TRANSITIONAL SERVICES AGREEMENT" means the agreement, in the form attached as Exhibit 1.44, between Buyer and some or all of Seller and Seller's Affiliates, to be executed as of the Closing, dealing with the short-term provision of certain transitional services by Seller and/or Seller's Affiliates to Buyer.

1.45 "TRANSITIONAL SUPPLY AGREEMENT" means the agreement, in the form attached as Exhibit 1.45, between Buyer and P&GM, to be executed as of the Closing, dealing with the short-term manufacture by P&GM of Products for Buyer.

1.46  "UNITED STATES" means the United States of America.

1.47 OTHER DEFINITIONS. Other terms defined in this Agreement, and the location where they are defined, are:

                                                               Location
                                                               --------
      "AAA"..................................................  Section 9.03(d)
      "AGREEMENT"............................................  Preamble
      "ASSET STATEMENT"......................................  Section 1.22
      "BAKING MIXES".........................................  Section 1.11
      "BUYER"................................................  Preamble
      "BUYER'S ASSERTION"....................................  Section 9.01(b)
      "CHASE"................................................  Section 5.04
      "CHASE COMMITMENT......................................  Section 5.04
      "CLAIM"................................................  Section 9.03(a)
      "CONFIDENTIALITY AGREEMENT"............................  Section 6.07(a)
      "CONSUMMATION OF TRANSACTIONS CONTEMPLATED
          BY THIS AGREEMENT".................................  Section 1.43
      "EVALUATION MATERIAL"..................................  Section 6.07(a)
      "LICENSED PATENTS".....................................  Section 1.33
      "MANUFACTURE"..........................................  Exhibit 1.45
      "MATTER"...............................................  Section 11.05
      "NATWEST"..............................................  Section 5.04
      "NATWEST COMMITMENT"...................................  Section 5.04
      "P&GC".................................................  Preamble

      "P&GD".................................................  Preamble
      "P&GM".................................................  Preamble
      "PARTY"/"PARTIES"......................................  Preamble
      "PERMITTED LIENS"......................................  Section 4.18
      "PRODUCTS".............................................  Exhibit 1.45
      "RESTRICTED BUSINESS"..................................  Section 6.12
      "SELLER"...............................................  Preamble
      "SELLER'S ASSERTION"...................................  Section 9.02(b)
      "TAX RECORDS"..........................................  Section 6.24

                                  ARTICLE II
                          PURCHASE AND SALE OF ASSETS

2.01 DETAILS OF THE PURCHASE PRICE. A description of the details of the Purchase Price, as agreed to by Seller, Seller's Affiliates and Buyer prior to the Closing, is or will be set forth in Schedule 2.01. Seller and Seller's Affiliates, and Buyer and its Affiliates, will not take a position in any forum that is inconsistent with the details set forth in
      Schedule 2.01, including without limitation taking an inconsistent position on any Tax return, before any Governmental Entity charged with the collection of any Tax, or in any Action relating to any Tax. Seller and Buyer will file IRS Form 8594 and all federal, state, local and foreign tax returns in accordance with Schedule 2.01. Seller and Buyer will provide each other promptly (and no later than 90 days following the Closing Date) with any additional information necessary to complete IRS Form 8594.

2.02 DELIVERY OF PURCHASE PRICE. In accordance with the terms and upon the conditions of this Agreement, and in consideration of the sale of the Acquired Assets to Buyer by Seller and Seller's Affiliates, at the Closing Buyer will deliver to Seller the Purchase Price in immediately available funds by wire transfer to an account specified by Seller at least 3 days prior to Closing.

2.03 SALE AND PURCHASE OF THE BUSINESS. In accordance with the terms and upon the conditions of this Agreement, at the Closing Seller and Seller's Affiliates will sell, convey, assign, transfer and deliver to Buyer the Acquired Assets and Assumed Liabilities, and Buyer will purchase, acquire, accept and assume, the Acquired Assets and Assumed Liabilities; provided, however, the Supply Contracts and certain purchase orders, contracts, agreements and other obligations or portions thereof described in Section 6.04, will be sold, conveyed, assigned, transferred and delivered to Buyer by Seller or Seller's Affiliates, and Buyer will purchase, acquire, accept and assume the rights and Assumed Liabilities with respect thereto pursuant to Section 6.04.

                                  ARTICLE III
                                    CLOSING

3.01  ACTIONS TO BE TAKEN AT CLOSING.   At the Closing, the following actions
      will be taken:
      (a) Seller or Seller's Affiliates will deliver to Buyer, duly executed, the following:
           (i) a bill of sale, in the form attached as Exhibit 3.01(a)(i) or in such other form as agreed to in writing by Seller and Buyer, for those Acquired Assets that will not be transferred pursuant to specific documents described elsewhere in this
                   Section 3.01(a);
           (ii) a certificate by a Vice-President of Seller, in a form reasonably acceptable to Buyer, to the effect that, to the Knowledge of Seller, the warranties and representations set forth in Article IV of this Agreement are true and correct in all material respects, and that all representations and warranties set forth in Article IV of this Agreement that are qualified as to materiality are true in all respects, as of the Closing;
           (iii) a short-form certificate of good standing and certificate of incorporation of Seller, in each case certified by the Secretary of State of the State of Ohio as of a date no more than 5 Business Days prior to the Closing Date;
           (iv)    a certified copy of Seller's Code of Regulations;
           (v) an assignment of the copyrights set forth in Schedule 3.01(a)(v) in the form set forth in Exhibit 3.01(a)(v) or in such other form as agreed to in writing by Seller and Buyer;
           (vi)    an opinion of Seller's counsel in the form attached as
                   Schedule 3.01(a)(vi) (upon which the lenders under the Chase Commitment and the Natwest Commitment will be entitled to rely) with respect to the due authorization, execution and delivery of the Transaction Documents by Seller and Seller's Affiliates and the enforceability of the Transaction Documents against Seller and Seller's Affiliates;
           (vii)   the Patent Assignment;
           (viii)  a receipt for the Purchase Price in the form attached as
                   Exhibit 3.01(a)(viii) or in such other form as agreed to in writing by Seller and Buyer;
           (ix) certified copies of any resolutions by Seller's and Seller's Affiliates' boards of directors, or any other necessary corporate actions of Seller and Seller's Affiliates, authorizing the execution and performance of this Agreement, the Transaction Documents and the consummation of the transactions contemplated thereby;
           (x)     the Trademark Assignment;
           (xi) assignments for the United States and Canadian Trademarks in a form suitable for filing with the appropriate Governmental Entities, assuming proper notarization, authentication, legalization, execution and/or consularization by Buyer, if needed; and
           (xii) such other documents as are, in the reasonable opinion of counsel for Seller and Buyer, necessary or advisable to transfer the Acquired Assets to Buyer.
      (b) Buyer will deliver to Seller or Seller's Affiliates, duly executed, the following:
           (i)     a certified copy of Buyer's by-laws;
           (ii) a certificate by a Vice-President of Buyer, in a form reasonably acceptable to Seller, to the effect that, to the Knowledge of Buyer, the warranties and representations set forth in Article V of this Agreement are true and correct in all material respects, and that all representations and warranties set forth in Article V of this Agreement that are qualified as to materiality are true in all respects, as of the Closing;
           (iii) a short-form certificate of good standing and certificate of incorporation of Buyer, in each case certified by the Secretary of State of the State of Delaware as of a date no more than 5 Business Days prior to the Closing Date;
           (iv)    an opinion of Buyer's counsel in the form attached as
                   Schedule 3.01(b)(iv) with respect to the due authorization, execution and delivery of the Transaction Documents by Buyer and the enforceability of the Transaction Documents against Buyer;
           (v)     the Purchase Price, delivered as described in Section 2.02;
           (vi)    a receipt for the Acquired Assets in the form attached as
                   Exhibit 3.01(b)(vi) or in such other form as agreed to in writing by Seller and Buyer;
           (vii) certified copies of any resolutions by Buyer's board of directors, or any other necessary corporate actions of Buyer and its Affiliates, authorizing the execution and performance of this Agreement, the Transaction Documents and the consummation of the transactions contemplated thereby; and
           (viii) such other documents as are, in the reasonable opinion of counsel for Seller and Buyer, necessary or advisable to transfer the Assumed Liabilities to Buyer.
      (c) Seller or Seller's Affiliates and Buyer concurrently will duly execute and deliver to each other:
           (i) a certificate of its Secretary or an Assistant Secretary as to the incumbency of all officers executing documents in connection with the Transaction Documents;
           (ii)    the Transitional Supply Agreement;
           (iii)         the Assumption Agreement;
           (iv)    the Patent License Agreement;

           (v)     the Technology License Agreement; and
           (vi)    the Transitional Services Agreement.

3.02 INTERDEPENDENCE. The transfers and deliveries described in this Article III are mutually interdependent and are to be regarded as occurring simultaneously as of the Effective Time. Unless agreed to in writing by both Seller and Buyer, no such transfer or delivery will become effective until all other transfers and deliveries provided for in this Article III have also become effective.

3.03  TIME AND PLACE OF CLOSING.   Subject to the satisfaction or waiver of all
      of the conditions set forth in Articles VII and VIII, the Closing will take place at the offices of Buyer's counsel, Richards & O'Neil, 885 Third Avenue, New York, New York, at 10:00 a.m. local time on the later of January 16, 1998 or 5 Business Days after receipt of all Authorizations necessary to consummate the sale by Seller and Seller's Affiliates, and the purchase and assumption by Buyer, of the Acquired Assets and the Assumed Liabilities, or on such other date as may be mutually agreed to in writing by Seller and Buyer.

                                  ARTICLE IV
             REPRESENTATIONS, WARRANTIES AND DISCLAIMERS OF SELLER

Seller represents and warrants that the following are true and correct as of the date of this Agreement, and will be true and correct as of the Closing.

4.01  AUTHORITY.   Seller and Seller's Affiliates have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate actions and proceedings on the part of Seller or Seller's Affiliates that are necessary to approve and authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have, or prior to Closing will have, occurred, and, assuming proper execution and delivery by Buyer, this Agreement is enforceable against Seller and Seller's Affiliates in accordance with its terms and the Transaction Documents will be enforceable upon proper execution and delivery to Buyer.

4.02  AUTHORIZATIONS.   No Authorization is needed by Seller or Seller's
      Affiliates for the execution, delivery, or performance of this Agreement and the consummation of the transactions contemplated hereby, except as set forth in Schedule 4.02 or where the failure to obtain such Authorization will not have a material adverse effect on the Business, this Agreement or the consummation of the transactions contemplated hereby.

4.03  COMPLIANCE WITH APPLICABLE LAWS.   Except as set forth in Schedule 4.03,
      to the Knowledge of Seller, the Business is being conducted in compliance in all Material respects with all material statutes, laws, ordinances, rules, orders, and regulations and, since July 1, 1997 Seller has not received any written communication from a Governmental Entity that alleges the Business is not in such compliance. The Products are in all Material respects in compliance with the United States Federal Food, Drug and Cosmetic Act, including the Nutrition Labeling and Education Act of 1990 and the regulations issued thereunder.

4.04  CONTRACTS.   Schedule 4.04(a) sets forth all purchase orders, contracts, agreements, licenses and other obligations to be assumed by Buyer pursuant to Section 6.04(a) and not set forth in Schedule 1.16 or Schedule 1.37 that subject the Business or will, after the Closing, subject Buyer or the Business to any covenant not to compete or otherwise limit the areas in which the Business may be conducted. Except as set forth on Schedule 4.04(b), to the Knowledge of Seller, each Contract and Supply Contract is in full force and effect and is enforceable by Seller or Seller's Affiliates in accordance with its terms, except where not Material. Except as set forth in Schedule 4.04(c), or where not Material, each of Seller and Seller's Affiliates has performed all obligations required to be performed by it to date under the Contracts and Supply Contracts and is not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder.

4.05 COUPONS. All coupons issued or scheduled to be issued during Seller's fiscal year ending June 30, 1998 are set forth in Schedule 4.05.

4.06 EQUIPMENT. Except as set forth on Schedule 4.06, the Equipment is, in all Material respects, in reasonable operating condition, has been maintained in accordance with reasonable maintenance schedules, and is adequate for its current uses. SELLER AND SELLER'S AFFILIATES DISCLAIM ANY AND ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PURPOSE WITH RESPECT TO THE EQUIPMENT. The Equipment comprises all Material Equipment exclusively used in the Business by Seller and Seller's Affiliates at Seller's Affiliate's facility in Jackson, Tennessee.

4.07 FINANCIAL INFORMATION. The Financial Information has been derived from the accounting books and records of Seller and Seller's Affiliates used as a basis for the preparation of the consolidated financial statements of Seller and presents fairly in all Material respects the direct revenues, cost of products sold, gross margin, other direct expenses (including marketing, promotional, selling, administrative and other expenses) and excess of direct revenues over direct expenses for the Business on the basis described in the notes to Schedules 1.22(a) and 1.22(b) for the periods covered by such schedules, and the items included in the Asset Statement on the basis described in the notes to Schedule 1.22(c) for the periods covered by that schedule, in each case in accordance with United States generally accepted accounting principles consistently applied, except as otherwise provided in the Schedules.

4.08 FINDER'S FEES AND COMMISSIONS. Neither Seller nor Seller's Affiliates have any liability or obligation to pay any fees or commissions to any broker, finder or other agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

4.09 INSURANCE. Seller has maintained and will continue to maintain through the Closing Date a reasonable program of casualty and property insurance (which may include self insurance) with respect to the Acquired Assets and the Business. Between the date of this Agreement and the Closing Date, Seller will provide or make available to Buyer any information pertaining to the Acquired Assets and the Business that is reasonably requested by Buyer or Buyer's brokers or insurers to effect insurance on the Acquired Assets and the Business as of the Closing Date.

4.10  INTELLECTUAL PROPERTY.
      (a)  TRADEMARKS

           (i) Except as set forth in Schedule 4.10(a)(i) or where not Material, the Trademarks listed on Schedule 1.41 comprise all the trademarks federally registered in the United States and Canada that contain the Duncan Hines name as well as all the trademarks federally registered in the United States and Canada that are in current and exclusive use in the Business.
           (ii) Except as set forth in Schedule 4.10(a)(ii) or where not Material, Seller or Seller's Affiliates own all United States and Canadian Trademarks that use the Duncan Hines name, as well as all the United States and Canadian Trademarks in current and exclusive use in the Business (whether or not they use the Duncan Hines name), free and clear of any security interests, liens, pledges, claims, charges or options.
           (iii) Except as set forth in Schedule 4.10(a)(iii) or where not Material, Seller or Seller's Affiliates are the owners of record of the Trademarks not as a nominee or agent of any third party (provided, however, Buyer acknowledges and agrees the records of certain Governmental Entities outside the United States and Canada may continue to reflect Hines Park Foods, Inc. as the registered owner of certain Trademarks that are now owned by Seller as a result of a merger between Seller and Hines-Park Foods, Inc., effective May 12, 1995).
           (iv) Except as set forth in Schedule 4.10(a)(iv) or where not Material, each of the United States and Canadian Trademark registrations is valid and subsisting in the territory in which such Trademark is registered for use on the products for which such Trademark is currently and exclusively being used in the Business.
           (v)    Except as set forth in Schedule 4.10(a)(v) or where not
                  Material:
                  (A) no claims are currently being asserted against Seller or Seller's Affiliates by any person regarding the use of any United States or Canadian Trademarks, or challenging or questioning the validity of any license or agreement relating to the use of any United States or Canadian Trademarks;
                  (B) to the Knowledge of Seller, the use in the United States and Canada of such United States or Canadian Trademarks, respectively, by Seller or Seller's Affiliates does not infringe on any United States or Canadian trademark, trade name or service mark of any third party;
                  (C) no Actions are pending or, to the Knowledge of Seller, threatened against Seller or Seller's Affiliates with respect to the United States and Canadian Trademarks; and

                   (D) no Action is currently being asserted and, to the Knowledge of Seller, no conditions exist upon which such Action could be based, that Seller or any of Seller's Affiliates is in default or is not in full compliance with all licenses and other agreements under which it is using any United States or Canadian Trademarks.
           (vi)    Except as set forth in Schedule 1.16 or where not Material:
                   (A) there are no licenses, sublicenses, assignments or joint ownership agreements currently in effect pertaining to any of the United States or Canadian Trademarks to which Seller or Seller's Affiliates is a party, other than any intercompany licenses which will be terminated as of the Closing Date; and
                   (B) no third party will have a right to license or acquire any of the United States or Canadian Trademarks as a consequence of the consummation of the transactions contemplated by this Agreement.
           (vii) Except as set forth in Schedule 4.10(a)(vii) or where not Material, no consent of any third party will be required for the use of any United States or Canadian Trademark as a result of the consummation of the transactions contemplated by this Agreement.
           (viii) Except as set forth in Schedule 4.10(a)(viii) or where not Material, there are no common law or state-registered trademarks that contain the Duncan Hines name which are used by Seller or Seller's Affiliates in the United States or Canada other than exclusively in connection with the Business.
      (b)  PATENTS, LICENSED PATENTS
           (i) Except as set forth in Schedule 4.10(b)(i) or where not Material, the Patents and Licensed Patents listed on Schedules 1.31 and 1.33 comprise all the patents necessary for Seller's and Seller's Affiliates' conduct of the Business, and all patents related to "shelf stable" batter technology owned by Seller.
           (ii) Except as set forth in Schedule 4.10(b)(ii) or where not Material, Seller or Seller's Affiliates own all the United States and Canadian Patents and United States and Canadian Licensed Patents free and clear of any security interests, liens, pledges, claims, charges or options.
           (iii) Except as set forth in Schedule 4.10(b)(iii) or where not Material, Seller or Seller's Affiliates are the owners of record of the Patents and Licensed Patents (provided, however, Buyer acknowledges and agrees the records of certain Governmental Entities may continue to reflect Hines Park Foods, Inc. as the registered owner of certain Patents and Licensed

                   Patents that are now owned by Seller as a result of a merger between Seller and Hines-Park Foods, Inc., effective May 12,
                   1995).
           (iv) Except as set forth in Schedule 4.10(b)(iv) or where not Material, each of the United States and Canadian Patents and Licensed Patents is valid and in force.
           (v)     Except as set forth in Schedule 4.10(b)(v) or where not
                   Material:
                   (A) no claims are currently being asserted against Seller or Seller's Affiliates by any person regarding the use of any United States or Canadian Patents or United States or Canadian Licensed Patents, or challenging or questioning the validity of any license or agreement relating to the use of any United States or Canadian Patents or United States or Canadian Licensed Patents;
                   (B) to the Knowledge of Seller, the use in the United States and Canada of such United States and Canadian Patents and United States and Canadian Licensed Patents, respectively, by Seller or Seller's Affiliates does not infringe on any United States or Canadian patent of any third party;
                   (C) no Actions are pending or, to the Knowledge of Seller, threatened against Seller or Seller's Affiliates with respect to the United States and Canadian Patents and United States and Canadian Licensed Patents; and (D) no Action is currently being asserted and, to the Knowledge of Seller, no conditions exist upon which such Action could be based, that Seller or any of Seller's Affiliates is in default or is not in full compliance with all licenses and other agreements under which it is using any United States or Canadian Patents or United States or Canadian Licensed Patents.
           (vi)    Except as set forth in Schedule 1.16 or where not Material:
                   (A) there are no licenses, sublicenses, assignments or joint ownership agreements currently in effect pertaining to any of the United States or Canadian Patents or United States or Canadian Licensed Patents to which Seller or Seller's Affiliates is a party, other than any intercompany licenses which will be terminated as of the Closing Date; and
                   (B) no third party will have a right to license or acquire any of the United States or Canadian Patents or United States or Canadian Licensed Patents as a consequence of the consummation of the transactions contemplated by this Agreement.

           (vii) Except as set forth in Schedule 4.10(b)(vii) or where not Material, no consent of any third party will be required for the use of any United States or Canadian Patent or United States or Canadian Licensed Patent as a result of the consummation of the transactions contemplated by this Agreement.
           (viii) Except as set forth in Schedule 4.10(b)(viii), all maintenance fees applicable to the Patents and the Licensed Patents applied for after December 12, 1980 have been timely paid as required by 35 United States Code (S)41(b).
      (c)  MISCELLANEOUS TECHNOLOGY
           (i) Except as set forth in Schedule 4.10(c)(i) or where not Material, the Technology (excluding the Patents and Buyer's rights under the Licensed Patents, which are addressed in
                   Section 4.10(b) above) plus Buyer's rights under the Technology License Agreement comprise all of Seller's and Seller's Affiliates' process knowledge necessary for Seller's and Seller's Affiliates' conduct of the Business, and all such process knowledge related to "just add water" technology owned by Seller.
           (ii) Except as set forth in Schedule 4.10(c)(ii) or where not Material, there are no security interests, liens, pledges, claims, charges or options on Technology (excluding the Patents and Buyer's rights under the Licensed Patents, which are addressed in Section 4.10(b) above).
           (iii)   Except as set forth in Schedule 4.10(c)(iii) or where not
                   Material:
                   (A) no claims are currently being asserted against Seller or Seller's Affiliates by any person regarding the use of any Technology in the United States or Canada (excluding the Patents and Buyer's rights under the Licensed Patents, which are addressed in Section 4.10(b) above), or challenging or questioning the validity of any license or agreement relating to the use of any Technology in the United States or Canada (excluding the Patents and Buyer's rights under the Licensed Patents, which are addressed in Section 4.10(b) above);
                   (B) to the Knowledge of Seller, the use in the United States and Canada of such Technology (excluding the Patents and Buyer's rights under the Licensed Patents, which are addressed in Section 4.10(b) above), respectively, by Seller or Seller's Affiliates does not infringe on any United States or Canadian patent of any third party;
                   (C) no Actions are pending or, to the Knowledge of Seller, threatened against Seller or Seller's

                        Affiliates with respect to the use of Technology in the United States or Canada (excluding the Patents and Buyer's rights under the Licensed Patents, which are addressed in Section 4.10(b) above); and
                   (D) no Action is currently being asserted and, to the Knowledge of Seller, no conditions exist upon which such Action could be based, that Seller or any of Seller's Affiliates is in default or is not in full compliance with all licenses and other agreements under which it is using any Technology in the United States or Canada (excluding the Patents and Buyer's rights under the Licensed Patents, which are addressed in Section 4.10(b) above).
           (iv)    Except as set forth in Schedule 1.16 or where not Material:
                   (A) there are no licenses, sublicenses, assignments or joint ownership agreements currently in effect pertaining to use of any of the Technology in the United States or Canada (excluding the Patents and Buyer's rights under the Licensed Patents, which are addressed in Section 4.10(b) above) to which Seller or Seller's Affiliates is a party, other than any intercompany licenses which will be terminated as of the Closing Date; and
                   (B) no third party will have a right to license or acquire any of the Technology in the United States or Canada (excluding the Patents and Buyer's rights under the Licensed Patents, which are addressed in Section 4.10(b) above) as a consequence of the consummation of the transactions contemplated by this Agreement.
           (v) Except as set forth in Schedule 4.10(c)(v) or where not Material, no consent of any third party will be required for the use of any Technology in the United States or Canada (excluding the Patents and Buyer's rights under the Licensed Patents, which are addressed in Section 4.10(b) above) as a result of the consummation of the transactions contemplated by this Agreement.
           (vi) Except as set forth in Schedule 4.10(c)(vi), Seller and Seller's Affiliates have taken reasonable steps in accordance with customary industry standards to maintain the confidentiality of the Technology (excluding the Patents and Buyer's rights under the Licensed Patents, which are addressed in Section 4.10(b) above) and to maintain and protect the Technology (excluding the Patents and Buyer's rights under the Licensed Patents, which are addressed in

                   Section 4.10(b) above) in the United States and Canada.
      (d)  MISCELLANEOUS INTELLECTUAL PROPERTY
           (i) Except as set forth in Schedule 4.10(d)(i) or where not Material, the Intellectual Property (except for the Trademarks, the Patents, Buyer's rights under the Licensed Patents, and the Technology, which are addressed in Section 4.10(a) through 4.10(c) above) comprises all of Seller's and Seller's Affiliates' intellectual property necessary for Seller's and Seller's Affiliates' conduct of the Business.
           (ii) Except as set forth in Schedule 4.10(d)(ii) or where not Material, Seller or Seller's Affiliates own all the United States and Canadian Intellectual Property (except for the Trademarks, the Patents, Buyer's rights under the Licensed Patents, and the Technology, which are addressed in Section 4.10(a) through 4.10(c) above).
           (iii)   Except as set forth in Schedule 4.10(d)(iii) or where not
                   Material:
                   (A) no claims are currently being asserted against Seller or Seller's Affiliates by any person regarding the use of any United States or Canadian Intellectual Property (except for the Trademarks, the Patents, Buyer's rights under the Licensed Patents, and the Technology, which are addressed in Section 4.10(a) through 4.10(c) above), or challenging or questioning the validity of any license or agreement relating to the use of any United States or Canadian Intellectual Property (except for the Trademarks, the Patents, Buyer's rights under the Licensed Patents, and the Technology, which are addressed in Section 4.10(a) through 4.10(c) above);
                   (B) to the Knowledge of Seller, the use in the United States and Canada of such United States or Canadian Intellectual Property (except for the Trademarks, the Patents, Buyer's rights under the Licensed Patents, and the Technology, which are addressed in Section 4.10(a) through 4.10(c) above), respectively, by Seller or Seller's Affiliates does not infringe on any United States or Canadian trademark, trade name or service mark of any third party;
                   (C) no Actions are pending or, to the Knowledge of Seller, threatened against Seller or Seller's Affiliates with respect to the United States and Canadian Intellectual Property (except for the Trademarks, the Patents, Buyer's rights under the Licensed Patents, and the Technology, which are addressed in Section 4.10(a) through 4.10(c) above); and
                   (D) no Action is currently being asserted and, to the Knowledge of Seller, no conditions exist upon which such Action could be based, that Seller or any of Seller's Affiliates is in default or is not in full compliance with all licenses and other agreements under which it is using any United States or Canadian Intellectual Property (except for the Trademarks, the Patents, Buyer's rights under the Licensed Patents, and the Technology, which are addressed in Section 4.10(a) through 4.10(c) above).
           (iv)    Except as set forth in Schedule 1.16 or where not Material:
                   (A) there are no licenses, sublicenses, assignments or joint ownership agreements currently in effect pertaining to any of the United States or Canadian Intellectual Property (except for the Trademarks, the Patents, Buyer's rights under the Licensed Patents, and the Technology, which are addressed in Section 4.10(a) through 4.10(c) above) to which Seller or Seller's Affiliates is a party, other than any intercompany licenses which will be terminated as of the Closing Date; and
                   (B) no third party will have a right to license or acquire any of the United States or Canadian Intellectual Property (except for the Trademarks, the Patents, Buyer's rights under the Licensed Patents, and the Technology, which are addressed in Section 4.10(a) through 4.10(c) above) as a consequence of the consummation of the transactions contemplated by this Agreement.
           (v) Except as set forth in Schedule 4.10(d)(v) or where not Material, no consent of any third party will be required for the use of any United States or Canadian Intellectual Property (except for the Trademarks, the Patents, Buyer's rights under the Licensed Patents, and the Technology, which are addressed in Section 4.10(a) through 4.10(c) above) as a result of the consummation of the transactions contemplated by this Agreement.

4.11 LITIGATION AND CLAIMS. Except as set forth in Schedule 4.11, there are no pending Actions relating to the Business with respect to which Seller or Seller's Affiliates has received service of process or has been threatened in writing and which:
      (a) involve a claim against Seller or Seller's Affiliates of, or which involve an unspecified amount which is reasonably expected to result in a liability to Seller or Seller's

           Affiliates of, more than one hundred thousand United States dollars (US$100,000);
      (b) seek injunctive relief which would Materially affect Buyer's acquisition, ownership or operation of the Acquired Assets; or
      (c) directly relate to the transactions contemplated by this Agreement. Except as set forth in Schedule 4.11, there are no:
      (d) outstanding judgments, orders, writs, injunctions or decrees of any Governmental Entity against Seller or Seller's Affiliates which have or are reasonably expected to have a material adverse effect on the ability of Seller or Seller's Affiliates to consummate the transactions contemplated by this Agreement;
      (e) Actions pending or, to the Knowledge of Seller, threatened against Seller or Seller's Affiliates which have or are reasonably expected to have a material adverse effect on the ability of Seller or Seller's Affiliates to consummate the transactions contemplated by this Agreement.
      Except as set forth in Schedule 4.11, to the Knowledge of Seller, neither Seller nor Seller's Affiliates is in Material default under any judgment, order or decree of any Governmental Entity applicable to the Business or the Acquired Assets.

4.12 MAJOR CUSTOMERS. To the Knowledge of Seller, since July 1, 1997 Seller has not received oral or written notice from any of the top 10 customers of the Business (as measured by sales volume during Seller's fiscal year ended June 30, 1997) expressing its current intention to terminate 25% or more of its purchases from the Business.

4.13 ORGANIZATION AND GOOD STANDING. Seller and Seller's Affiliates are corporations duly organized, validly existing, and in good standing under the laws of their respective states of incorporation and are duly authorized to do business therein, with full corporate power to own their properties and conduct the Business presently being conducted by them, except where not Material.

4.14 PERMITS. To the Knowledge of Seller, Seller and Seller's Affiliates possess all licenses, permits and other approvals of Governmental Entities necessary to enable it to carry on the Business as it is currently conducted, except where not Material.

4.15 RECENT CONDUCT OF THE BUSINESS. From July 1, 1997, until the date of this Agreement, Seller and Seller's Affiliates have conducted the Business in all Material respects in the same manner as it has historically been conducted by Seller and Seller's Affiliates, and there has been no Material change in the Business, except for changes attributable to general economic conditions or relating to the consumer or food products industries generally or changes resulting from actions of Buyer or the announcement of the transactions contemplated by this Agreement. Except as set forth on Schedule 4.15, since June 30, 1997, Seller has not:
      (a) permitted or allowed any of the Acquired Assets to be subjected to any lien other than Permitted Liens;
      (b)  sold, transferred, leased, licensed, mortgaged or pledged any of the
           Acquired Assets other than in the ordinary course of business;
      (c)  disposed of or permitted to lapse any Material Intellectual Property;
      (d)  waived any Material right under any Contract or Supply Contract;
      (e) failed to perform in any Material respect any of its obligations, or suffered or permitted to exist and be continuing, any Material default by it, under any Contract or Supply Contract; or
      (f) agreed, whether in writing or otherwise, to take any of the actions set forth in this Section 4.15, other than as contemplated by this Agreement.

4.16 RECIPES; INGREDIENTS. The recipes (in their entirety) for the Products are used exclusively in the Business. After the Closing Date, no ingredient (including without limitation any flavor) used in the recipes of the Business will need to be procured from or through Seller or Seller's Affiliates, except as contemplated by the Transitional Supply Agreement.

4.17 TAXES. All returns, reports and declarations of every nature required to be filed with respect to Taxes by or on behalf of Seller (either separately or as part of a consolidated group) prior to the Closing Date with respect to the Business have been timely filed (taking into account any extensions) and such returns, reports and declarations as so filed are complete and accurate and disclose all Taxes required to be paid for the periods covered thereby, except for any such failures to file and such errors which would not be Material.

4.18 TITLE TO ACQUIRED ASSETS. Seller or Seller's Affiliates have and will convey to Buyer good and marketable title to all of the Acquired Assets free and clear of any security interests, liens, pledges, claims, charges or options, except:
      (a)  as set forth in Schedule 4.18;
      (b) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, liens for Taxes and other governmental charges which are not due and payable or which may be paid later without penalty; and

      (c) other imperfections of title, security interests, liens, pledges, claims, charges or options, if any, which do not, individually or in the aggregate, materially impair the continued use and operation of the Acquired Assets to which they relate in the operation of the Business as currently conducted (collectively, the "Permitted Liens"); and
      provided, however, that this representation and warranty will not apply to any Intellectual Property.

4.19 VIOLATIONS/BREACHES. Except as set forth in Schedule 4.19, or where not Material, the execution, delivery and compliance with this Agreement by Seller and Seller's Affiliates will not, and the consummation by Seller and Seller's Affiliates of the transactions contemplated by this Agreement will not, conflict with, or result in any violation of or default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any lien, claim, encumbrance, security interest, option, charge or restriction of any kind upon any of the Acquired Assets under, or require any consent, authorization or approval under:
      (a) any provision of the certificate of incorporation, code or regulations, or by-laws of Seller or Seller's Affiliates;
      (b) any Contract, Supply Contract or Material permit to which Seller or any of Seller's Affiliates is a party or by which any of the Acquired Assets may be bound; or
      (c) to the Knowledge of Seller, any judgment, order or decree or any statute, rule, regulation, order, decree, administrative or judicial doctrine, or other law (whether foreign, federal, state, provincial, local or other) binding on or applicable to Seller, Seller's Affiliates, the Business or any of the Acquired Assets.

                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants that the following are true and correct as of the date of this Agreement, and will be true and correct as of the Closing.

5.01 AUTHORITY. Buyer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate actions and proceedings on the part of Buyer that are necessary to approve and authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have, or prior to Closing will have, occurred, and, assuming proper execution and delivery by Seller and Seller's Affiliates, this Agreement is enforceable against Buyer in accordance with its terms and the Transaction Documents will be enforceable upon proper execution and delivery to Seller or Seller's Affiliates.

5.02 AUTHORIZATIONS. No Authorization is needed by Buyer for the execution, delivery, or performance of this Agreement and the consummation of the transactions contemplated hereby, except as set forth in Schedule 5.02 or where the failure to obtain such Authorization will not have a material adverse effect on the Business, this Agreement or the consummation of the transactions contemplated hereby.

5.03 FINDER'S FEES AND COMMISSIONS. Neither Buyer nor its Affiliates have any liability or obligation to pay any fees or commissions to any broker, finder or other agent with respect to the transactions contemplated by this Agreement for which Seller of Seller's Affiliates could become liable or obligated.

5.04 FUNDING. Set forth on Schedule 5.04 are fully executed copies of the following commitment letters for the financing contemplated by Buyer to finance the transactions contemplated by this Agreement: (a) the commitment letter of The Chase Manhattan Bank and Chase Securities Inc. ("Chase") dated November 26, 1997 to provide certain debt facilities (the "Chase Commitment"); (b) the commitment letter of The National Westminster Bank PLC and Gleacher Natwest Inc. ("Natwest") dated November 26, 1997 to provide certain debt facilities (the "Natwest Commitment"); (c) the letter dated November 7, 1997 from MBW Investors LLC confirming that it will provide a minimum of ninety-three million seven hundred fifty thousand United States dollars (US$93,750,000) to complete the transactions contemplated by this Agreement; and (d) the letters dated November 7, 1997 from each of McCown De Leeuw & Co., Fenway Partners Capital Fund, LP, and Dartford Partnership LLC. confirming that each of them will provide to MBW Investors LLC up to each of their pro rata share of up to ninety-three million seven hundred fifty thousand United States dollars

      (US$93,750,000) to complete the transactions contemplated by this Agreement. As of the date hereof, (e) each of the Chase Commitment and the Natwest Commitment is in full force and effect and (f) to the Knowledge of Buyer, there are no facts or circumstances which prevent, or could reasonably be expected to prevent, the conditions to the financing outlined in these commitments from being satisfied, or Buyer from receiving financing pursuant to these commitments or from consummating the transactions contemplated by this Agreement. Pursuant to the letters described in Section 5.04(d), Buyer has commitments to have available at Closing at least ninety-three million seven hundred fifty thousand United States dollars (US$93,750,000) in equity available to it for use to satisfy the equity conditions contained in the Chase Commitment and the Natwest Commitment, and Buyer will use such equity for that purpose.

5.05 LITIGATION AND CLAIMS. Except as set forth in Schedule 5.05, there are no pending Actions relating to the Business with respect to which Buyer has received service of process or has been threatened in writing and which:
      (a) seek injunctive relief which would Materially affect Buyer's acquisition, ownership or operation of the Acquired Assets; or (b) directly relate to the transactions contemplated by this Agreement. Except as set forth in Schedule 5.05, there are no: (c) outstanding judgments, orders, writes, injunctions or decrees of any Governmental Entity against Buyer which have or could reasonably be expected to have a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement; (d) Actions pending or, to the Knowledge of Buyer, threatened against Buyer which have or could reasonably be expected to have a material adverse effect on the ability of Buyer to consummate the transactions contemplated by this Agreement.

5.06 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware and is duly authorized to do business therein.

5.07 VIOLATIONS/BREACHES. Except as set forth in Schedule 5.07, or where not Material, the execution, delivery and compliance with this Agreement by Buyer will not, and the consummation by Buyer of the transactions contemplated by this Agreement will not, conflict with, or result in any violation of or default under, or require any consent, authorization or approval under: (a) any provision of the certificate of incorporation, code or regulations, or by-laws of Buyer; (b) any contract to which Buyer is a party; or (c) to the Knowledge of Buyer, any judgment, order or decree or any statute, law, rule or regulation binding on or applicable to Buyer.

                                  ARTICLE VI
                                   COVENANTS

6.01 ACCESS. From the date of this Agreement through the Closing, Seller will permit Buyer, its employees, Chase, Natwest, counsel and accountants to have reasonable access, during normal business hours and upon reasonable notice, to the personnel, properties, books and records of Seller and Seller's Affiliates relating to the transition of the Business to Buyer (except for formulas and recipes, which will only be provided to a third party who is mutually agreed upon by Seller and Buyer under the terms of a confidentiality agreement that is satisfactory to Seller in its sole discretion); provided, however, that such access must not unreasonably interfere with the normal operations of Seller, Seller's Affiliates or the Business.

6.02 ADDITIONAL DOCUMENTS. From time to time after the Closing, Seller, Buyer and their Affiliates will execute and deliver, without further consideration, such documents as either Party may reasonably request, in such form as may be appropriate, if necessary or advisable in connection with the consummation of the transactions contemplated by this Agreement, including without limitation assignment and assumption agreements with respect to the Supply Contracts and certain purchase orders, contracts, agreements and other obligations described in Section 6.04.

6.03 ADDITIONAL RECORDS. Within a reasonable time (but not more than 45 days) after Closing, Seller and Seller's Affiliates will provide to Buyer copies of books, records or other documents, if any, which were not exclusively related to the Business but which are necessary for the operation of the Business. Seller and Seller's Affiliates may redact from such copies any information that does not relate to the Business, and Buyer will have the right to use such copies only in connection with its operation and ownership of the Business.

6.04  ASSIGNMENT , ASSUMPTION AND CONSENTS.
      (a) Seller and Seller's Affiliates will use commercially reasonable efforts to obtain the consent of any third party to any purchase order, contract, agreement or other obligation to the extent exclusively related to the Business, which consent is required for the assignment of any such purchase order, contract, agreement or other obligation from Seller or Seller's Affiliates to Buyer; provided, however, that Seller and Seller's Affiliates will not agree to modify any such purchase order, contract, agreement or other obligation to obtain such consent without the prior written consent of Buyer. If any such consent is not obtained with respect to a specific purchase order, contract, agreement or other obligation, or if an attempted assignment of such purchase order, contract, agreement or obligation would be ineffective, Seller and Seller's Affiliates will use commercially reasonable efforts to provide Buyer with any information in their possession which would assist Buyer in identifying alternative sources of supply for the goods or services obtained by Seller or Seller's Affiliates pursuant to such purchase order, contract, agreement or other obligation. For no additional consideration, Seller or Seller's Affiliates will sell, convey, assign, transfer and deliver to Buyer, and Buyer will purchase, acquire, accept and assume such purchase orders, contracts, agreements and other obligations for which the required consent has been obtained: (i) with respect to the Manufacture of Products pursuant to the Transitional Supply Agreement, after obtaining such required consent, if obtained, and after the termination or expiration of the Transitional Supply Agreement and (ii) with respect to all other such purchase orders, contracts, agreements and other obligations, after obtaining such required consent, if obtained.
      (b) Upon termination or expiration of the Transitional Supply Agreement and for no additional consideration, Seller or Seller's Affiliates will sell, convey, assign, transfer and deliver to Buyer, and Buyer will purchase, acquire, accept and assume all Supply Contracts in effect as of the termination or expiration of the Transitional Supply Agreement; provided, however, that if any such Supply Contract would obligate Buyer to pay scrapping costs that are allocated to Seller under the Transitional Supply Agreement, Seller will remain responsible for such costs as set forth in the Transitional Supply Agreement.

6.05 BDF COMMITMENTS. Seller will notify its trade customers by December 31, 1997 that no BDF Commitments with respect to the Business will be honored for performance that occurs after January 31, 1998, except for those where a trade customer has irrevocably committed to such performance prior to the date of the notification. An estimate of such BDF Commitments is set forth in Schedule 6.05.

6.06 BULK TRANSFER LAWS. Buyer waives compliance by Seller and its Affiliates with any laws relating to bulk transfers and bulk sales applicable to the transactions contemplated by this Agreement. Seller will indemnify Buyer from any third party Actions arising out of or related to the failure of Seller and Seller's Affiliates to comply with such bulk transfer and bulk sales laws.

6.07  CONFIDENTIALITY.
      (a) Except to the extent contrary to the terms of this Agreement, the terms of the Confidentiality Agreement dated August 11, 1997 between Seller and Buyer (the "Confidentiality Agreement") are hereby incorporated by reference and will continue in full force and effect until the Closing, at which time such Confidentiality Agreement will terminate only in respect of that portion of the Evaluation Material (as defined in the Confidentiality Agreement) which relates to the Business. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement will continue in full force and effect in accordance with its terms. Under all circumstances, the Confidentiality Agreement will continue in full force and effect with respect to that portion of the Evaluation Material not related to the Business.
     (b) Except as otherwise expressly permitted by this Agreement, Seller, Buyer and their Affiliates will not disclose the terms of the Transaction Documents to any Person other than such directors, officers, shareholders, employees and attorneys of Seller, Buyer, their Affiliates and their financial advisors, or such other Persons acting on behalf of or in the interests of Seller, Buyer and their Affiliates to whom disclosure of the terms of this Agreement is necessary for the consummation of the transactions contemplated hereby or the operation of the Business. Any disclosure permitted by this
          Section 6.07(b) will be made on a confidential basis.
     (c) Notwithstanding anything to the contrary in this Agreement, Seller, Buyer and their Affiliates may disclose the terms of this Agreement to any Person, whether by providing such Person with photocopies of all or portions thereof or otherwise: (i) to the extent required by applicable laws, rules or regulations; (ii) as may be required in the reasonable opinion of Seller, Buyer, or their Affiliates, as the case may be, in connection with the consummation of the transactions contemplated by this Agreement; (iii) as may be required, in the reasonable opinion of Seller, Buyer, or their Affiliates, as the case may be, in the defense of Seller, Buyer, or their Affiliates in any Action; or (iv) as may be required in connection with the Chase Commitment and the Natwest Commitment or as may be legally required, in the reasonable opinion of Buyer's counsel, in any filings under the Securities Act of 1933 or the Securities Exchange Act of 1934.
     (d) If this Agreement is, for any reason, terminated prior to the Closing, Buyer will promptly return to Seller all copies of Evaluation Material in its possession or in the possession of any Person acting on behalf of or in the interests of Buyer or its Affiliates; provided, however, that the portion of the Evaluation Material which consists of analyses, compilations, studies or other documents prepared by Buyer or its Affiliates or any Person acting on their behalf or in their interest will be destroyed and such destruction will be confirmed in writing to Seller.

     (e) Any press releases, public announcements or similar publicity with respect to this Agreement or the transactions contemplated hereby must be approved by both Seller and Buyer in advance, provided that such approval may not be unreasonably withheld or delayed, and further provided that nothing herein will prevent either Seller or Buyer, upon reasonable notice to the other, from making public announcements to comply with the requirements of law or any listing agreement with any securities exchange or to inform their respective employees of the transactions contemplated by this Agreement.
     (f) Subject to the principles set forth in Section 6.07(c)(i) (except for applicable laws, rules or regulations related to the Securities Exchange Commission) and Section 6.07(c)(iii), Buyer will not disclose, and will cause its employees, counsel and accountants not to disclose, to any Person, any information relating to the cost structure of the Seller or the Business as conducted by the Seller that is made available to Buyer, its employees, counsel or accountants pursuant to Section 6.13(f) or 6.13(j), except to the extent such information is otherwise made available to Buyer, its employees, counsel or accountants pursuant to any other subsection of Section
          6.13. Buyer will be responsible for any breach of this Section 6.07(f) by any of Buyer's employees, counsel or accountants.

6.08 COOPERATION IN LITIGATION. For a period of 3 years after the Effective Time, Seller and Buyer will, in the defense of any third-party Action relating to the Business, make available during normal business hours, but without unreasonably disrupting their respective businesses, all personnel and records of the Business reasonably necessary to permit the effective defense or investigation of such Action. If business information other than that pertaining to the Business is contained in such records, Seller and Buyer will either agree that such information may be omitted or redacted by the producing Party, or will enter into appropriate secrecy commitments to protect such information.

6.09 COOPERATION IN TAX MATTERS. Seller, Seller's Affiliates and Buyer will make available during normal business hours, but without unreasonably disrupting their respective businesses, all personnel and records of the Business reasonably necessary in connection with: the filing of any Tax return, amended return or claim for refund; determining a liability for Taxes or a right to refund for Taxes; or conducting an audit or other proceeding in respect of Taxes.

6.10 COOPERATION OF THIRD PERSONS. Where the cooperation of third Persons such as insurers or trustees would be necessary in order for a Party to completely fulfill its obligations under the Transaction Documents, such Party will use all commercially reasonable efforts to cause such third Persons to provide such cooperation.

6.11 COUPONS. Seller will remain liable for distribution and redemption of all coupons set forth in Schedule 1.05(k), whether they are distributed before or after the Closing Date.

6.12 COVENANT NOT TO COMPETE. For a period of 3 years after the Closing Date Seller will not for itself or for any of its Affiliates engage in any enterprise engaged in the business of manufacturing, marketing or selling Baking Mixes anywhere in the United States, Puerto Rico, Canada or Mexico (the "Restricted Business"); provided, however, that notwithstanding the foregoing, Seller and its Affiliates may: (a) hereafter purchase, or otherwise become affiliated with or participate in, any enterprise engaged in the Restricted Business (i) if less than 25% of the aggregate gross revenues of such enterprise for its most recently-completed fiscal year were derived from the Restricted Business or (ii) if more than 25% of the aggregate gross revenues of such enterprise for its most recently-completed fiscal year were derived from the Restricted Business, so long as Seller uses commercially reasonable efforts to divest, as soon as reasonably practicable, a portion of its interest in such enterprise relating to the Restricted Business such that the 25% gross revenues limit set forth above would not be exceeded after giving effect to such divestiture; and (b) engage in any Restricted Business (other than the Business) currently conducted by Seller or any Affiliate.

6.13 DELIVERY OF FINANCIAL INFORMATION. Upon reasonable request and reasonable notice, Seller will provide or cause to be provided to Buyer:
      (a) an audited financial statement of direct revenues, cost of products sold, gross margin, other direct expenses (including marketing, promotional, selling, administrative and other expenses) and excess of direct revenues over direct expenses for the Business for the 6 month period ended December 31, 1997;
      (b) an audited statement of the book value of Equipment and intangibles having book value being sold to Buyer pursuant to this Agreement, in accordance with Seller's historical practices as of June 30, 1996;
      (c) unaudited financial statements of direct revenues, cost of products sold, gross margin, other direct expenses (including marketing, promotional, selling, administrative and other expenses) and excess of direct revenues over direct expenses for the Business for Seller's fiscal quarters ended September 30, 1996; December 31, 1996; March 31, 1997; June 30, 1997; and December 31, 1997;
      (d) unaudited financial statements of direct revenues, cost of products sold, gross margin, other direct expenses (including marketing, promotional, selling, administrative and other expenses) and excess of direct revenues over direct expenses for the Business for Seller's fiscal years ended June 30, 1993 and June 30, 1994; and
     (e) an unaudited pro-rata allocation of the portion of the Business' direct revenues, cost of products sold, gross margin, other direct expenses (including marketing, promotional, selling, administrative and other expenses) and excess of direct revenues over direct expenses attributable to the period from January 1, 1998 through the Closing Date, based on actual shipments as of the Closing Date.
In addition Seller will, upon reasonable request and reasonable notice, use its commercially reasonable efforts to:
     (f) for a period of up to 6 months after the Closing Date, cause Deloitte & Touche to permit Buyer, it employees, counsel and accountants to have reasonable access, during normal business hours and upon reasonable notice, to Deloitte & Touche personnel familiar with Deloitte & Touche's audits of the Financial Information and the information to be provided in accordance with Sections 6.13(a) and (b) above and, if applicable, Section 6.13(i) below, and the Deloitte & Touche work papers with respect to such information;
     (g) cause Deloitte & Touche to cooperate with Buyer in providing appropriate consents and comfort letters with respect to the Financial Information and the information to be provided in accordance with Sections 6.13(a) and (b) above and, if applicable, Section 6.13(i) below;
     (h) for a reasonable period after the Closing Date, provide Deloitte & Touche with Seller's customary management representation letters and other information to induce Deloitte & Touche provide the information to be provided in accordance with Sections 6.13(a) and (b) above and the cooperation described in Sections 6.13(g) above and, if applicable, Section 6.13(i) below;
     (i) provide or cause to be provided to Buyer fully-allocated income statements (through and including the excess of revenues over expenses after provision for income taxes) for the periods described in Sections 1.22(a) and (b) and Sections 6.13(a), (c), (d) and (e) at a reasonable level of detail, which statements will be audited to the extent the statements for the corresponding periods were or were to be audited pursuant to this Agreement; and
     (j) for a period of up to 6 months after the Closing Date, permit Buyer, its employees, counsel and accountants to have reasonable access, during normal business hours and upon reasonable notice, to personnel familiar with the operation of the Business and to any records pertaining to the Business that were not provided to Buyer pursuant to this Agreement, for the purpose of answering or responding to reasonable and specific requests by Buyer pertaining to the operation or finances of the Business prior to the Closing Date.


6.14  EFFORTS TO CLOSE.
      (a) Seller, Seller's Affiliates and Buyer will use all commercially reasonable efforts to cause all of the conditions, as specified in Articles VII and VIII of this Agreement, to the obligations of the others to consummate the transactions contemplated hereby to be met as soon as practicable after the date of this Agreement.
      (b) Buyer will attempt to ensure that it has the funds necessary for Closing on or prior to January 16, 1998 including without limitation:
           (i) by using its best efforts to ensure that it has at least ninety-three million seven hundred fifty thousand United States dollars (US$93,750,000) in equity (or such lesser amount as may be acceptable under the Chase Commitment and the Natwest Commitment); (ii) by using its best efforts to ensure it receives the proceeds of the debt facilities pursuant to the Chase Commitment or the Natwest Commitment; (iii) by using its best efforts to satisfy any and all conditions to closing the financing contemplated by the Chase Commitment and the Natwest Commitment and (iv) by using commercially reasonable efforts to obtain and acquire the proceeds of equivalent financing if the financing contemplated by the Chase Commitment and the Natwest Commitment becomes unavailable.
      (c) Seller and Buyer will comply fully with all applicable notification, reporting and other requirements of the HSR Act. Seller and Buyer, within 10 Business Days after the date of this Agreement, will file the required notifications with the FTC and the Antitrust Division of the DOJ pursuant to and in compliance with the HSR Act. Seller and Buyer will as soon as practicable file any additional information requested by any Governmental Entity.
      (d) Seller and Buyer will each use commercially reasonable efforts to obtain, as soon as practicable, the Authorizations that may be or become necessary for the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby and will cooperate fully with each other in promptly seeking to obtain such Authorizations.
      (e) Seller and Buyer will promptly take any and all of the following actions to the extent required to eliminate any concerns on the part of any Governmental Entity regarding the legality under any Antitrust Law of Buyer's purchase of the Business: (i) use commercially reasonable efforts to prevent the entry in an Action brought under any Antitrust Law of any preliminary or permanent injunction or other order that would prevent, delay or make unlawful the consummation of the transactions contemplated by this Agreement; (ii) in the event that such an injunction or order has been issued, promptly take any and all commercially reasonable actions necessary to vacate, modify or suspend such injunction or order so as to permit the consummation of the transactions contemplated by this Agreement as nearly as possible on the schedule contemplated by this Agreement, including without limitation appeal and the posting of a bond; and
           (iii) promptly take all other commercially reasonable actions necessary to avoid or eliminate each and every impediment under any Antitrust Law to the consummation of the transactions contemplated by this Agreement. The obligations contained in this Section 6.14 are in addition to and not in limitation of any other obligations of Seller and Buyer under this Agreement.

6.15 EMPLOYEES. No employees of Seller or Seller's Affiliates will be transferred to Buyer pursuant to the transactions contemplated by this Agreement.

6.16 EXPENSES. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, Seller, Seller's Affiliates and Buyer will each bear its own costs and expenses, except that (a) all Taxes imposed as a result of this Agreement or the transactions contemplated hereby (except Taxes on the income of Seller or Seller's Affiliates and any expenses allocated pursuant to Section 6.17) will be shared equally by Seller and Buyer, and
      (b) Buyer will pay all expenses associated with the preparation of the Financial Information and the information to be provided pursuant to
      Section 6.13.

6.17 INTELLECTUAL PROPERTY ASSIGNMENT/RECORDATION/MAINTENANCE. For purposes of this Section 6.17, the term "expenses" will include without limitation expenses of drafting, notarization, authentication, legalization and/or consularization.
      (a) Seller will prepare and will pay all expenses (whether incurred before or after the Effective Time) involved in preparing the Trademark and Patent assignment documents, by country, and obtaining appropriate signatures from Seller's representatives. Buyer will be responsible, and will pay all expenses (whether incurred before or after the Effective Time) involved in, obtaining appropriate signatures from Buyer's representatives on and recording, at Buyer's sole discretion, such Trademark and Patent assignment documents with the appropriate Governmental Entities.
      (b) Seller will pay all expenses related to the maintenance of the Trademarks and Patents for 6 months after the Closing Date, and Buyer will reimburse Seller for such expenses.

           After this 6 month period, Buyer will be solely responsible for maintenance of the Trademarks and Patents.
      (c) Seller will pay all bills for Trademark and Patent expenses which are received after the Effective Time but which relate to work performed for the benefit of Seller before the Effective Time or to costs to maintain the Trademarks and Patents up to the Effective Time. The phrase "work performed for the benefit of Seller" will not include any work, whether performed before or after the Effective Time, related to the transfer of the Trademarks and the Contracts related thereto to Buyer, other than that specifically assumed by Seller pursuant to Section 6.17(a) above.

6.18 MODIFIED/REPLACEMENT AGREEMENTS PERTAINING TO THE MANUFACTURE OF PRODUCTS. Buyer acknowledges and agrees that Seller or Seller's Affiliates, after the execution of this Agreement, may amend or modify any Supply Contracts and/or other purchase orders, contracts, agreements or other obligations related to the Manufacture of Products that were in effect as of the date of execution of this Agreement, or may enter into new Supply Contracts and/or other purchase orders, contracts, agreements or other obligations, all as necessary or advisable to fulfill Seller's or Seller's Affiliates' obligations pursuant to the Transitional Supply Agreement.

6.19 NO SHOP. From the date of this Agreement until the earlier of (a) the termination of this Agreement pursuant to Section 10.01 and (b) January 16, 1998 Seller will not, and will cause its subsidiaries, Affiliates, agents, representatives, and any other person acting on behalf of Seller not to, directly or indirectly solicit, negotiate with respect to, actively facilitate or accept any offers for the purchase or sale of or otherwise transfer the Business or the Acquired Assets (other than in the ordinary course of business), or otherwise effect any transaction inconsistent with the transactions contemplated by this Agreement.

6.20 OPERATION OF THE BUSINESS PRIOR TO CLOSING. Except for actions taken pursuant to the prior written consent of Buyer, Seller and Seller's Affiliates from the date of this Agreement until the Closing will:
      (a) conduct the Business in the ordinary course, including without limitation repairing or replacing any Equipment that is currently used in the Business that is damaged or that is destroyed due to an event that is customarily insured against;
      (b) not transfer any of the Acquired Assets, other than in the ordinary course of business;
      (c) continue to meet the contractual obligations of, and pay obligations relating to, the Business as they mature in the ordinary course; and

      (d) maintain in the ordinary course the business relations of Seller and Seller's Affiliates with their suppliers, business customers and others with whom they have business relations in connection with the Business.
From the date of this Agreement until the Closing, Seller will, within 15 Business Days after the end of each calendar month, provide Buyer with financial information concerning the Business in the United States in a form consistent with that shown in Schedule 6.20.

6.21  POSSESSION OF ACQUIRED ASSETS.
      (a) All Acquired Assets (except Equipment described in Section 15.02 of the Transitional Supply Agreement and those Books and Records and other documents described in Section 15.01 of the Transitional Supply Agreement) will be moved from Seller's or Seller's Affiliates' premises, in a manner so as to not unreasonably interfere with Seller's or Seller's Affiliates' operations and to minimize damage to such premises, at Buyer's expense within 14 calendar days after Closing.
      (b) All Books and Records and other documents described in Section 15.01 of the Transitional Supply Agreement will be moved from Seller's or Seller's Affiliates' premises, in a manner so as to not unreasonably interfere with Seller's or Seller's Affiliates' operations and to minimize damage to such premises, at Buyer's expense within 60 calendar days after the expiration of the Transitional Supply Agreement.
      (c) On a schedule mutually agreed to in writing by Seller and Buyer, at Seller's expense, Seller will, or will arrange for a contractor mutually agreed to by Buyer and Seller to, disassemble and prepare for shipment (including crating where appropriate) the Equipment described in Section 15.02 of the Transitional Supply Agreement. In addition, Seller will reimburse Buyer for the first ten million United States dollars (US$10,000,000) of costs associated with the shipment of such Equipment to, and the installation of such Equipment at, a facility designated by Buyer, provided arrangements for such shipment and installation are made by Buyer and are reasonably acceptable to Seller.

6.22 PRODUCT RETURNS. Prior to March 31, 1998, Seller and Seller's Affiliates will follow their normal practice of not accepting any returns, but instead handling potential returns liability with a prepayment to trade customers. Prior to April 1, 1998, Buyer will establish a program with trade customers with respect to product returns, and will be solely responsible for making the arrangements for, and paying the costs of, such program. In no event will Seller or Seller's Affiliates be required to accept product returns at any location including without limitation Seller's Affiliates facility in Jackson, Tennessee nor will Buyer accept any product returns for which Seller or

      Seller's Affiliates will be liable. No Party will undertake any action to encourage any product returns..

6.23 SUPPLEMENTS TO SCHEDULES. From time to time prior to the Closing, Seller may deliver to the Buyer information supplementing or amending the representations and warranties, and the disclosures made in connection therewith in the Schedules. Such supplemental information will identify the specific item or event to be disclosed, and set forth Seller's good faith estimate of the adverse effect, if any, that such item or event will have on the Business. Any representation or warranty of Seller will be deemed to have been amended accordingly; provided, however, that no representation or warranty will be deemed to have been amended with respect to any Material supplement or amendment with respect to which Buyer has, within 5 Business Days of receipt of such supplement or amendment notified Seller of its desire to modify the terms of this Agreement as a result of such supplement or amendment, unless and until the parties have negotiated in good faith an appropriate modification to the terms of this Agreement to reflect such supplement or amendment.

6.24 TAX RECORDS. Buyer will preserve and keep all Books and Records received from Seller or Seller's Affiliates relating to Tax matters of the Business ("Tax Records") until the expiration of the appropriate statutes of limitations with respect to such Tax matters, or 7 years, whichever is longer. Until such expiration, representatives of Seller or Seller's Affiliates will, upon reasonable notice, have access to such Tax Records during normal business hours to, examine, inspect and copy them. After such expiration, but prior to disposal, Buyer will inform Seller of its intent to dispose of any Tax Records, and will provide Seller and Seller's Affiliates with a reasonable opportunity to obtain such Tax Records as they deem appropriate.

6.25 USE OF TECHNOLOGY. To the extent that Buyer is operating the Business subsequent to the Closing Date using the same know-how, patented and unpatented formulas (including without limitation current and discontinued flavors and products, recipes and mixing instructions), improvements, trade secrets, research and results thereof, inventions, data, methods, processes, instructions, drawings, and specifications that Seller and Seller's Affiliates used in operating the Business prior to the Closing Date, Seller hereby waives any right, remedy or cause of action it might have against Buyer arising out of or related to such use (other than rights, remedies or causes of action that arise prior to the Closing
      Date), regardless of whether such know-how, patented and unpatented formulas (including without limitation current and discontinued flavors and products, recipes and mixing instructions), improvements, trade secrets, research and results thereof, inventions, data, methods, processes, instructions, drawings, and specifications constitute Technology transferred to Buyer under this Agreement.

6.26 USE OF SELLER'S NAME OR REPUTATION/PACKAGING MATERIALS. Buyer will not operate the Business utilizing, based on or taking advantage of the name, reputation or corporate goodwill of Seller or Seller's Affiliates. Buyer will cease use of packaging, advertising, sales and promotional materials bearing any of Seller's or its Affiliates' corporate names, product identification numbers or consumer information telephone numbers beginning 3 months after the Closing, or such shorter period if limited by the requirements of any law or regulation; provided, however, that buyer may continue to use the existing UPC codes for the Products until Buyer has been able to obtain new UPC codes for such Products, or 9 months after Closing, whichever is earlier. Buyer will maintain quality standards for products of the Business at least equal to those maintained by Seller or its Affiliates at the time of the Closing for so long as Buyer continues to use any packaging, advertising, sales or promotional materials bearing the corporate names, product identification numbers or consumer information telephone numbers of Seller or its Affiliates.

                                  ARTICLE VII
                   CONDITIONS TO SELLER'S OBLIGATION TO CLOSE

All obligations of Seller and Seller's Affiliates to sell the Acquired Assets, to transfer the Business, and to perform any other action at the Closing are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any of which may be waived by Seller in whole or in part without written or oral notice of such waiver to Buyer.

7.01 AUTHORIZATIONS/WAITING PERIODS. All Authorizations necessary for the Closing will have been obtained, except where failure to obtain such Authorizations will not have a material adverse effect on the Business, this Agreement or the consummation of the transactions contemplated hereby.

7.02 NO INJUNCTION/ORDER. No preliminary or permanent injunction or other order will have been issued that would make unlawful the consummation of the transactions contemplated by this Agreement.

7.03 PERFORMANCE OF BUYER'S OBLIGATIONS. Buyer will have fully performed all commitments required by this Agreement to be performed prior to Closing (except for those which, in the aggregate, will not have a material adverse effect on this Agreement or the consummation of the transactions contemplated hereby) and will have tendered at the Closing the Purchase Price and the documents required in Section 3.01(b) and (c).

7.04 BUYER'S REPRESENTATIONS AND WARRANTIES TRUE. All representations and warranties of Buyer contained in this Agreement will be true and correct in all material respects (except that all representations and warranties qualified as to materiality will be true in all respects) as of the Closing, except for those which, in the aggregate, will not have a material adverse effect on this Agreement or the consummation of the transactions contemplated hereby.

                                  ARTICLE VIII
                   CONDITIONS TO BUYER'S OBLIGATION TO CLOSE

All obligations of Buyer to purchase the Acquired Assets, to assume the Assumed Liabilities, and to perform any other action at the Closing are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any of which may be waived by Buyer in whole or in part without written or oral notice of such waiver to Seller.

8.01 AUTHORIZATIONS/WAITING PERIODS. All Authorizations necessary for the Closing will have been obtained, except where failure to obtain such Authorizations will not have a material adverse effect on this Agreement or the consummation of the transactions contemplated hereby.

8.02 NO INJUNCTION/ORDER. No preliminary or permanent injunction or other order will have been issued that would make unlawful the consummation of the transactions contemplated by this Agreement.

8.03 PERFORMANCE OF SELLER'S OBLIGATIONS. Seller and Seller's Affiliates will have fully performed all commitments required by this Agreement to be performed prior to Closing, except for those which, in the aggregate are not Material, and will have tendered at the Closing the documents required in Section 3.01(a) and (c).

8.04 RECEIPT OF FINANCING. Buyer will have received the proceeds of the debt facilities pursuant to the Chase Commitment or the Natwest Commitment, or any replacement financing; provided, however, that this condition to Closing will not apply if Buyer has breached the covenant contained in
      Section 6.14(b).

8.05 SELLER'S REPRESENTATIONS AND WARRANTIES TRUE. All representations and warranties of Seller contained in this Agreement will be true and correct in all material respects (except that all representations and warranties qualified as to materiality will be true in all respects) as of the Closing, except for those which, in the aggregate, are not Material.

                                   ARTICLE IX
                        INDEMNIFICATION AND ARBITRATION

9.01  INDEMNIFICATION BY SELLER.
      (a) Subject to the terms and conditions of this Agreement, Seller will defend, indemnify and hold Buyer and its Affiliates harmless from and against: (i) all claims, losses, liabilities, damages, costs and expenses (including without limitation reasonable fees and expenses of attorneys incurred in investigation or defense of any third-party Action, but excluding fees, costs and expenses of attorneys, accountants, consultants or other experts or witnesses incurred in the investigation or prosecution of any non third-party Action) related to (A) an Excluded Liability or (B) any breach of a representation and warranty or covenant of Seller or Seller's Affiliates in this Agreement and (ii) all costs and expenses of Buyer (including without limitation reasonable fees and expenses of attorneys) incurred in connection with the successful enforcement of any rights of Buyer under the indemnity provided in this Section 9.01.
      (b) Promptly after receipt by Buyer of notice of any third-party Action in respect of which indemnity may be sought against Seller hereunder (for purposes of this Section 9.01, a "Buyer's Assertion"), Buyer will notify Seller in writing of the Buyer's Assertion, but the failure to so notify Seller will not relieve Seller of any liability it may have to Buyer, except to the extent Seller has suffered actual prejudice thereby. Seller will be entitled to participate in the defense of such Buyer's Assertion. If Seller, by written notice to Buyer within 30 days after receipt by Seller of notice of such Buyer's Assertion, acknowledges its responsibility to indemnify Buyer based on the facts alleged in the third-party Action and the Buyer's Assertion and if Seller elects to do so, Seller will also be entitled to assume the defense of such Buyer's Assertion, at its own expense, with counsel chosen by it which will be reasonably satisfactory to Buyer. With respect to any such Buyer's Assertion, Buyer will promptly provide Seller with: (i) notice and copies of any documents served upon Buyer; and (ii) all reasonable cooperation which Seller deems necessary to defend such Buyer's Assertion, including without limitation providing Seller and its outside attorneys access to any potentially-relevant documents, information, or individuals within the control of Buyer, other than any privileged documents. If business information of Buyer other than that pertaining to the Business is contained in such documents or information, Seller and Buyer will enter into appropriate secrecy commitments to protect such documents or information. Notwithstanding that Seller may have elected as provided above to assume the defense of any Buyer's Assertion, Buyer will have the right to participate in the investigation and defense thereof, with separate counsel chosen by Buyer, but in such event the fees and expenses of Buyer (above those which would otherwise have been incurred) and such separate counsel will be paid by Buyer.
      (c) Notwithstanding anything in this Section 9.01 to the contrary: (i) Seller will have no obligation with respect to any Buyer's Assertion if, in connection therewith, Buyer, without the written consent of Seller, settles or compromises any Action or consents to the entry of any judgment (provided Seller has not rejected the Buyer's Assertion or failed to respond within the time allotted under Section 9.01(b) above to proper notice of the Buyer's Assertion, in which case Seller's obligation will be determined by mutual agreement between the Parties or under the procedures described in Section 9.03 below); and (ii) Seller will not, without the written consent of Buyer with respect to any Buyer's Assertion: (A) settle or compromise any Action or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to Buyer of a duly executed written release of Buyer from all liability in respect of such Action, which release will be reasonably satisfactory in form and substance to counsel for Buyer; or (B) settle or compromise any Action in any manner that, in the reasonable judgment of Buyer or its counsel, may materially adversely affect Buyer, it being acknowledged and agreed that any settlement or compromise pursuant to which the sole relief is monetary damages that are paid in full by Seller will not be deemed to materially adversely affect Buyer.
      (d)  Upon the payment of any settlement or judgment pursuant to this
           Section 9.01 with respect to any Buyer's Assertion, Seller will be subrogated to all rights and remedies of Buyer against any third party in respect of such Buyer's Assertion to the extent of the amount so paid by Seller.
      (e) The indemnity provided for by this Section 9.01 will be Buyer's exclusive source of recovery against Seller with respect to matters covered hereby.

9.02  INDEMNIFICATION BY BUYER.
      (a) Subject to the terms and conditions of this Agreement, Buyer will defend, indemnify and hold Seller and its Affiliates harmless from and against: (i) all claims, losses, liabilities, damages, costs and expenses (including without limitation reasonable fees and expenses of attorneys incurred in investigation or defense of any third-party Action, but excluding fees, costs and expenses of attorneys, accountants, consultants or other experts or witnesses incurred in the investigation or prosecution of any non third-party Action) related to (A) an Assumed Liability; (B) any Buyer financing (including without limitation any financing provided pursuant to or under the Chase Commitment or the Natwest Commitment or any replacement financing); (C) any public or private offering of debt or equity; or (D) any breach of a representation and warranty or covenant of Buyer in this Agreement and (ii) all costs and expenses of Seller and its Affiliates (including without limitation reasonable fees and expenses of attorneys) incurred in connection with the successful enforcement of any rights of Seller or its Affiliates under the indemnity provided in this Section 9.02.
      (b) Promptly after receipt by Seller or its Affiliates of notice of any third-party Action in respect of which indemnity may be sought against Buyer hereunder (for purposes of this Section 9.02, a "Seller's Assertion"), Seller will notify Buyer in writing of the Seller's Assertion, but the failure to so notify Buyer will not relieve Buyer of any liability it may have to Seller or its Affiliates, except to the extent Buyer has suffered actual prejudice thereby. Buyer will be entitled to participate in the defense of such Seller's Assertion. If Buyer, by written notice to Seller within 30 days after receipt by Buyer of notice of such Seller's Assertion, acknowledges its responsibility to indemnify Seller based on the facts alleged in the third-party Action and the Seller's Assertion and if Buyer elects to do so, Buyer will also be entitled to assume the defense of such Seller's Assertion, at its own expense, with counsel chosen by it which will be reasonably satisfactory to Seller. With respect to any such Seller's Assertion, Seller will promptly provide Buyer with: (i) notice and copies of any documents served upon Seller or its Affiliates; and (ii) all reasonable cooperation which Buyer deems necessary to defend such Seller's Assertion, including without limitation providing Buyer and its outside attorneys access to any potentially-relevant documents, information, or individuals within the control of Seller or Seller's Affiliates, other than any privileged documents. If business information of Seller or its Affiliates other than that pertaining to the Business is contained in such documents or information, Seller and Buyer will enter into appropriate secrecy commitments to protect such documents or information. Notwithstanding that Buyer may have elected as provided above to assume the defense of any Seller's Assertion, Seller will have the right to participate in the investigation and defense thereof, with separate counsel chosen by Seller, but in such event the fees and expenses of Seller (above those which would otherwise have been incurred) and such separate counsel will be paid by Seller.
     (c) Notwithstanding anything in this Section 9.02 to the contrary: (i) Buyer will have no obligation with respect to any Seller's Assertion if, in connection therewith, Seller or its Affiliates, without the written consent of Buyer, settle or compromise any Action or consent to the entry of any judgment (provided Buyer has not rejected the Seller's Assertion or failed to respond within the time allotted under
          Section 9.02(b) above to proper notice of the Seller's Assertion, in which case Buyer's obligation will be determined by mutual agreement between the Parties or under the procedures described in Section 9.03 below); and (ii) Buyer will not, without the written consent of Seller with respect to any Seller's Assertion: (A) settle or compromise any Action or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to Seller of a duly executed written release of Seller and its Affiliates from all liability in respect of such Action, which release will be reasonably satisfactory in form and substance to counsel for Seller; or (B) settle or compromise any Action in any manner that, in the reasonable judgment of Seller or its Affiliates or their counsel, may materially adversely affect Seller or its Affiliates, it being acknowledged and agreed that any settlement or compromise pursuant to which the sole relief is monetary damages that are paid in full by Buyer will not be deemed to materially adversely affect Seller.
     (d)  Upon the payment of any settlement or judgment pursuant to this
          Section 9.02 with respect to any Seller's Assertion, Buyer will be subrogated to all rights and remedies of Seller and its Affiliates against any third party in respect of such Seller's Assertion to the extent of the amount so paid by Buyer.
     (e) The indemnity provided for by this Section 9.02 will be Seller's and its Affiliates' exclusive source of recovery against Buyer with respect to matters covered hereby.

9.03 DISPUTE RESOLUTION.
     (a) Any Action asserted by Seller or its Affiliates against Buyer or by Buyer against Seller or Seller's Affiliates (a "Claim") arising out of or related to the Transaction Documents, including without limitation any Claim for indemnification pursuant to Article IX hereof or any issue as to whether or not a Claim is arbitrable, will be resolved pursuant to the procedures described in this Section 9.03.
     (b) Should any Claim arise, Seller and Buyer will first attempt to resolve such Claim by entering into good faith negotiations by or among their appropriate employees or officers. Such negotiations will commence as soon as practicable after Seller and Buyer have both received notice of such Claim, but no later than 10 days after such receipt, and will terminate 30 calendar days after such commencement. During negotiations, Seller and Buyer will not have the right to any discovery unless agreed to by both Seller and Buyer.
     (c) Any Claim which has not been resolved pursuant to Section 9.03(b) of this Agreement will be referred to good faith negotiations by or among one or more Vice Presidents of Seller and Buyer. Such negotiations will commence as soon as practicable after termination of the negotiations described in Section 9.03(b), but not later than 10 business days thereafter, and will terminate 30 calendar days after such commencement. During the negotiations, Seller and Buyer will not have the right to any discovery unless agreed to by both Seller and Buyer.
     (d) Any Claim which has not been resolved pursuant to Section 9.03(c) of this Agreement will be determined by arbitration. The arbitration will be conducted by three arbitrators, one of whom will be appointed by Seller, one of whom will be appointed by Buyer, and the third who will be chosen by the first two arbitrators. The arbitration will be held in a mutually agreed to location in Ohio and will be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), except that the rules set forth in this Section 9.03(d) will govern such arbitration to the extent they conflict with the rules of the AAA. Costs of the arbitration will be shared equally by Seller and Buyer, except Seller and Buyer will each pay its own arbitrator, attorneys, accountants, consultants and other experts and witnesses. Seller and Buyer will use commercially reasonable efforts to cause the arbitration to be conducted in an expeditious manner. Seller and Buyer will use their commercially reasonable efforts to cause the arbitration to be completed within 60 days after selection of the arbitrator. In the arbitration, Ohio law will govern, except to the extent that those laws conflict with the Commercial Arbitration Rules of the AAA and the provisions of this
          Section 9.03(d). There will be no discovery except as the arbitrator will permit following a determination by the arbitrator that the Person seeking such discovery has a substantial demonstrable need. All other procedural matters will be within the discretion of the arbitrator. In the event a Person fails to comply with the procedures in any arbitration in a manner deemed material by the arbitrator, the arbitrator will fix a reasonable period of time for compliance and, if the Person does not comply within said period, a remedy deemed just by the arbitrator, including an award of default, may be imposed. The determination of the arbitrator will be final and binding on the Seller, Seller's Affiliates and Buyer. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

9.04  DAMAGE LIMITATIONS.
      (a) Notwithstanding anything to the contrary in the Transaction Documents, none of Seller, Seller's Affiliates nor Buyer will be permitted to recover any consequential, indirect, or punitive damages arising out of or related to the Transaction Documents, regardless of the form of the Claim or Action, including without limitation Claims or Actions for indemnification, tort, breach of contract, warranty, representation or covenant.
      (b) Seller's and its Affiliates' aggregate liability arising out of or related to breaches of representations or warranties contained in the Transaction Documents, regardless of the form of the Claim or Action, including without limitation Claims or Actions for indemnification, tort, breach of contract, warranty or representation, is limited to the amount by which all liabilities exceed five million United States dollars (US$5,000,000), and in no event will Seller's and its Affiliates' aggregate liability therefor exceed a total of 20% of the Purchase Price.
      (c) Buyer's aggregate liability arising out of or related to breaches of representations or warranties contained in the Transaction Documents, regardless of the form of the Claim or Action, including without limitation Claims or Actions for indemnification, tort, breach of contract, warranty or representation, is limited to the amount by which all liabilities exceed five million United States dollars (US$5,000,000), and in no event will Buyer's aggregate liability therefor exceed a total of 20% of the Purchase Price.
      (d) In the event any Buyer's Assertion, Seller's Assertion or Claim hereunder results in a Tax benefit or is an insured loss to the indemnified Party, the indemnifying Party will be entitled to a credit against any liability thereunder in the amount by which any Taxes of the indemnified Party will be reduced by reason of any deduction or adjustment allowed the indemnified Party for any payment, settlement or satisfaction of such claim, as well as in the amount of and to the extent of any insurance proceeds to which the indemnified Party is entitled. For the purposes hereof, it will be presumed that the maximum possible Tax benefit is derived in the shortest time period possible.

9.05  TERMINATION OF INDEMNIFICATION.   The obligation to indemnify a Person
      pursuant to Sections 9.01(a)(i)(B) and 9.02(a)(i)(D) will terminate when the applicable representation or warranty terminates pursuant to Section 11.03; provided, however, that such indemnification obligation will not terminate with respect to any item as to which the Person to be indemnified will have, prior to the expiration of the applicable period, previously delivered written notice (stating in reasonable detail the nature of, and factual and legal basis for, any Claim, and the provisions of this Agreement on which such Claim is made) to the other Party.

                                   ARTICLE X
                          TERMINATION AND ABANDONMENT

10.01 TERMINATION. This Agreement may be terminated at any time prior to the Closing:
     (a)   by mutual written consent of Seller and Buyer;
     (b) by any of Seller, Seller's Affiliates, or Buyer if the Closing has not occurred within 6 months from the date of this Agreement, provided that the terminating Person is not then in default hereunder; and
     (c) by any of Seller, Seller's Affiliates, or Buyer if any Governmental Entity has issued a final, non-appealable order, decree or ruling permanently enjoining or prohibiting the consummation of the transactions contemplated by this Agreement.

10.02 PROCEDURE AND EFFECT OF TERMINATION. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby pursuant to Section 10.01 hereof, written notice thereof will promptly be given to all appropriate entities and this Agreement will terminate and the transactions contemplated hereby will be abandoned, without further action by any of the Seller, Seller's Affiliates, or Buyer, and without additional liability on the part of any of them or their Affiliates, directors, officers, shareholders, employees, contractors or agents, except for Sections 6.07, 6.10, 6.16, 9.03 and 10.02 and any definitions pertaining thereto, which sections and definitions will continue to bind the Parties as necessary to effectuate their purpose. Nothing contained in this Section
     10.02 will release any of Seller, Seller's Affiliates or Buyer from liability for any breach of this Agreement prior to its termination.

                                   ARTICLE XI
                                 MISCELLANEOUS


11.01 AMENDMENT AND MODIFICATION. The Transaction Documents may be amended, modified, or supplemented only by the written agreement of Seller and Buyer. Seller, Seller's Affiliates and Buyer agree that amendments, modifications and/or supplements to the Transaction Documents need not be executed by any of Seller's Affiliates, except for amendments, modifications or supplements to the Transitional Supply Agreement, which will require execution by any of Seller's Affiliates affected by such amendments, modifications or supplements.

11.02 WAIVER OF COMPLIANCE. Except as otherwise provided in the Transaction Documents, the failure by any Person to comply with any obligation, covenant, agreement or condition under such agreements may be waived by the Person entitled to the benefit thereof only by a written instrument signed by the Person granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. The failure of any Person to enforce at any time any of the provisions of such agreements will in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of such agreements or any part thereof or the right of any Person thereafter to enforce each and every such provision. No waiver of any breach of such provisions will be held to be waiver of any other or subsequent breach.

11.03 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; OTHER MATTERS. Each and every representation and warranty of Seller or Buyer contained in this Agreement will survive any investigation and will not be extinguished by the Closing, but will survive for a period of 12 months from the Closing Date. No Party may initiate any Claim nor will any Party be responsible for any Action arising out of or related to a breach of a representation or warranty under this Agreement, regardless of the form of the Claim or Action, including without limitation indemnification, tort, breach of contract, warranty or representation, unless such Claim or Action is initiated prior to the expiration of the relevant representation or warranty. All other covenants and agreements of the Parties hereto are subject to all applicable statutes of limitation, statutes of repose and other similar defenses provided by law or equity, it being understood that the parties' obligations to indemnify with respect to Excluded Liabilities and Assumed Liabilities will survive for the statute of limitations applicable to such liability.

11.04 PRE-CLOSING ACTIVITIES. The Parties agree to undertake, prior to the Closing Date, the specific activities designated to occur prior to the Closing Date in Exhibit 1.44. In addition, should the Closing Date by delayed beyond January 16, 1998, the Parties will work in good faith to revise, as appropriate, the dates set forth in Exhibit 1.44.

11.05 NOTICES. All notices required or permitted pursuant to this Agreement will be in writing and will be deemed to be properly given when actually received by the Person entitled to receive the notice at the address stated below, or at such other address as a Party may provide by notice to the other:


Seller:        Mailing                Delivery
               -------                --------

The Procter & Gamble Company         The Procter & Gamble Company
 P.O. Box 599                        One Procter & Gamble Plaza
 Cincinnati, OH  45201               Cincinnati, OH  45202

ATTENTION:    C. V.                  ATTENTION:    C. V. Bergh

Copy to:     S. E. Abrams            Copy to:      S. E. Abrams


Buyer:         Mailing                Delivery
               -------                --------

 MBW Foods LLC                       MBW Foods LLC
 c/o Dartford Partnership LLC        c/o Dartford Partnership LLC
 c/o Richards & O'Neil, LLP          c/o Richards & O'Neil, LLP
 885 Third Avenue                    885 Third Avenue
 New York, NY  10022-4873            New York, NY  10022-4873

 ATTENTION:  J. B. Ardrey            ATTENTION:  J. B. Ardrey

 Copy to:

 Aurora Foods, Inc.
 445 Hutchinson Avenue, Suite 960
 Columbus, Ohio  43235

 ATTENTION:  President

11.06 EXHIBITS AND SCHEDULES; INCORPORATION BY REFERENCE. The exhibits and schedules attached to this Agreement, each when executed and delivered, are incorporated by reference into and made a part of this Agreement. The fact that any document, asset, item, action, entity, event, condition, claim, agreement, or other matter (hereinafter collectively referred to as "Matter") is set forth or described or referred to in any one or more exhibits or schedules will not be construed as a representation, warranty, acknowledgment or admission by any Person or as evidence that such Matter is, or may at any time be or have been, Material or in any way significant to the transactions contemplated by this Agreement. Disclosure in any exhibit or schedule to this Agreement will be deemed to be disclosure in any exhibit(s) or schedule(s) where such disclosure would be appropriate or required.

11.07 SUCCESSORS AND ASSIGNS. The Transaction Documents will be binding upon and will inure to the benefit of the signatories thereto and their respective successors and permitted assigns. Except as otherwise set forth in the applicable Transaction Document, none of Seller, Seller's Affiliates nor Buyer may assign any of the Transaction Documents, or any of their rights or liabilities thereunder, without the prior written consent of the other signatories thereto, provided that: (a) Seller, Seller's Affiliates and Buyer may so assign in whole or in part, to one or more of their Affiliates; (b) Buyer may so assign in whole or in part as collateral to secure indebtedness in connection with the Chase Commitment and the Natwest Commitment; and (c) after the later of 12 months after Closing or the termination of the Transitional Supply Agreement, Buyer may so assign in whole or in part in connection with the sale of all or substantially all of the assets of the Business to any unaffiliated third party (regardless of the form of the transaction); provided, however, that Seller and Seller's Affiliates will have no obligations whatsoever, including without limitation obligations to provide information or assistance in connection with such sale or the third party's financing thereof, and provided further that no such assignment will limit or otherwise affect Buyer's obligations hereunder. Upon the assignment of this Agreement by MBW Foods LLC to Aurora Foods, Inc. or any other Affiliate of Buyer reasonably acceptable to Seller (and provided that such assignee expressly assumes in writing all of the obligations of Buyer under the Transaction Documents), MBW Foods LLC will be relieved of any further liability under the Transaction Documents except for liability under Section 9.02(a)(C), which liability will terminate at the end of one year after any public offering by MBW Foods LLC or any of its Affiliates which make use of the Financial Information and/or the information to be provided pursuant to Section 6.13; provided, however, that such indemnification obligation of MBW Foods LLC shall not terminate as to any item as to which the person to be indemnified will have, prior to the expiration of such one-year period, previously delivered written notice to MBW Foods LLC stating in reasonable detail the nature and factual and legal basis of any Claim. Any other assignment will not relieve the Person making the assignment from any liability under such agreements.

11.08 ENTIRE AGREEMENT. The Transaction Documents constitute the entire agreement between the signatories hereto with respect to the subject matter thereof and will supersede all previous negotiations, commitments, and writings with respect to such subject matter. SELLER, SELLER'S AFFILIATES AND BUYER MAKE NO REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS OR IMPLIED, OTHER THAN THOSE SPECIFICALLY SET FORTH IN THE TRANSACTION DOCUMENTS.

11.09 SEVERABILITY. The illegality or partial illegality of any or all of the Transaction Documents, or any provision thereof, will not affect the validity of the remainder of the such agreements, or any provision thereof, and the illegality or partial illegality of any such agreements will not affect the validity of any such agreement in any jurisdiction in which such determination of illegality or partial illegality has not been made, except in either case to the extent such illegality or partial illegality causes such agreements to no longer contain all of the material provisions reasonably expected by the signatories to be contained therein.

11.10 CAPTIONS. The captions appearing in the Transaction Documents are inserted only as a matter of convenience and as a reference and in no way define, limit or describe the scope or intent of such agreements or any of the provisions thereof.

11.11 COUNTERPARTS. The Transaction Documents may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which will constitute one agreement.

11.12 GOVERNING LAW. The Transaction Documents will be governed by and construed in accordance with the laws of Ohio, whether common law or statutory, without reference to the choice of law provisions thereof.

IN WITNESS WHEREOF, each of the signatories hereto has caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.


THE PROCTER & GAMBLE COMPANY   MBW INVESTORS LLC



By: ________________________________        By: ______________________________

Name Printed:  C. C. Daley, Jr.                  Name Printed: _______________
               ---------------------

Title:  Vice President and Treasurer             Title: ______________________
        ----------------------------


THE PROCTER & GAMBLE                        THE PROCTER & GAMBLE

     MANUFACTURING COMPANY                     DISTRIBUTING COMPANY



By: ________________________________       By: _________________________________

Name Printed:  C. C. Daley, Jr.                  Name Printed:  C. C. Daley, Jr.
               ---------------------                            ----------------

Title:  Vice President and Treasurer             Title:  Vice President and
        ----------------------------                     ------------------
                                                         Treasurer
                                                         -------------


PROCTER & GAMBLE, INC.


By:_________________________________

Name Printed:  C. C. Daley, Jr.
               ---------------------

Title:  Designated Agent
        ----------------------------

          The following list briefly identifies the contents of the Schedules and Exhibits to the Asset Purchase and Sale Agreement, dated as of November 26, 1997, between The Procter & Gamble Company and MBW Investors, LLC (the "COMPANY"), and joined solely for the purposes stated therein by The Procter & Gamble Manufacturing Company, The Procter & Gamble Distributing Company and Procter & Gamble Inc. (Terms used but not defined have the meanings assigned to them in the Asset Purchase Agreement.) In accordance with Regulation S-K under the Securities Act of 1933 the actual Schedules and Exhibits have not been filed with the Securities and Exchange Commission (the "COMMISSION"). The Company hereby agrees to furnish supplementally a copy of any omitted Schedule or Exhibit to the Commission upon request.

1.   Schedule 1.05(k) Coupons to be Paid for by Seller

2. Schedule 1.16 Contracts - List of assumed contracts involving payments over $75,000 per year

3.   Schedule 1.19 Equipment - List of acquired equipment

4. Schedule 1.22(a) Audited Statements of Direct Revenue, Cost of Production, etc. of the Duncan Hines Business

5.   Schedule 1.22(b) Unaudited Financial Statements of the Duncan Hines
     Business

6.   Schedule 1.22(c) Statement of Equipment & Goodwill of the Duncan Hines
     Business

7.   Schedule 1.31 Patents and Applications - List of patents and applications

8.   Schedule 1.33 Licensed Patents - List of patents licensed to the Company

9. Schedule 1.37 Supply Contracts - List of assumed supply contracts involving payments over $75,000 per year

10. Schedule 1.39 Technology Exclusively Related to the Business - Not to be Sold to Buyer - List of technology not sold to the Company

11.  Schedule 1.40 Technologies - List of technology licensed to the Company

12. Schedule 1.41 Trademarks, Registrations and Applications - List of trademarks, registration and applications acquired by the Company

13. Schedule 2.01 Detail of Purchase Price - Description of purchase price allocation

14. Schedule 3.01(a)(v) Copyrights to be Assigned - List of copyrights assigned to the Company

15. Schedule 4.02 Seller's Required Authorization - List of authorizations necessary to complete the transaction

16. Schedule 4.03 Material Non-Compliance with Applicable Laws, etc. - Indicates there were none

17. Schedule 4.04(a) Agreements Exclusive to the Business, Not Freely Assignable, etc.-List of such agreements

18.  Schedule 4.04(b) Materially Non-Enforceable Contracts and Supply Contracts
     - List of such contracts

19. Schedule 4.04(c) Material Breaches/Defaults Under Contracts/Supply Contracts - Lists breaches of such contracts

20.  Schedule 4.05 Coupons Issued or Scheduled to be Issued in Fiscal Year 97/98
     - List of such coupons

21. Schedule 4.06 Equipment not in Reasonable Operating Condition/Repair - Indicates there are none

22. Schedule 4.10(a)(i) Certain Trademarks not included in Acquired Assets - Indicates there are none

23. Schedule 4.10(a)(ii) Exceptions to Seller's or Seller's Affiliation Ownership of U.S. and Canadian Trademarks - List of exceptions to trademark ownership by Seller

24. Schedule 4.10(a)(iii) Trademarks not Owned by Seller - Lists trademarks not owned of record by Seller

25. Schedule 4.10(a)(iv) Invalid U.S. and Canadian Trademarks - Lists invalid U.S. and Canadian trademarks

26. Schedule 4.10(a)(v) Claims and Actions related to Trademarks - List of claims and actions relating to Trademarks

27. Schedule 4.10(a)(vii) Third Party Consents for use of Trademarks - List of necessary third party consents - Indicates there are none

28. Schedule 4.10(a)(viii) Common Law or State Registered Trademarks Not used Exclusively in the Business - Indicates there are none

29. Schedule 4.10(b)(i) Certain Trademarks and Patents not included in the Acquired Assets - Indicates there are none

30. Schedule 4.10(b)(ii) Security Interests, etc. on U.S. and Canadian Patents and Licensed Patents - Indicates there are none

31. Schedule 4.10(b)(iii) Patents and Licensed Patents not owned by Seller or Seller's Affiliates - Indicates there are none

32.  Schedule 4.10(b)(iv) Invalid U.S. and Canadian Patents and Licensed Patents
     -

33. Schedule 4.10(b)(v) Claims and Actions pertaining to U.S. and Canadian Patents -Indicates there are none

34. Schedule 4.10(b)(vii) Third Party Consents regarding U.S. and Canadian Patents -Indicates there are none

35. Schedule 4.10(b)(viii) Patents and Licensed Patents where certain Maintenance Fees have not been paid - Indicates there are none

36.  Schedule 4.10(c)(i) Technology not Included in Acquired Assets   -
     Indicates there are none

37. Schedule 4.10(c)(ii) Security Interests, etc. regarding Technology - Indicates there are none

38. Schedule 4.10(c)(iii) Claims and Actions regarding Technology - Indicates there are none

39. Schedule 4.10(c)(v) Third Party Consents regarding use of Technology in U.S. and Canada - Indicates there are none

40. Schedule 4.10(c)(vi) Failure by Seller or Seller's Affiliates to take reasonable and customary steps to maintain the Confidentiality of Technology - Indicates there were none

41. Schedule 4.10(d)(i) Miscellaneous Intellectual Property not included in Acquired Assets - Indicates there are none

42. Schedule 4.10(d)(ii) Exceptions to Seller or Seller's Affiliates Ownership of Miscellaneous Intellectual Property (excluding the Trademarks, the Patents and the Technology) in the U.S. and Canada

43. Schedule 4.10(d)(iii) Claims and actions pertaining to the use of United States or Canadian Intellectual Property (excluding the trademarks, the patents, the licensed patents and the technology) and licenses and agreements involving said intellectual property; intellectual property (excluding the trademarks, the patents, the licensed patents and the technology) infringements of United States and Canadian trademarks, trade names, or service marks of third parties

44. Schedule 4.10(d)(iv) Third Party Consents regarding U.S. and Canadian Intellectual Property Third Party Consent required for use of United States or Canadian Intellectual Property (excluding the Trademarks, the Patents, the Licensed Patents, and the Technology)

45. Schedule 4.11 Litigation - Seller - List of litigation versus the Seller pertaining to the Duncan Hines Business

46. Schedule 4.15 Activities Outside of Ordinary Course - List of such activities

47. Schedule 4.18 Security Interests, etc. - List of security interest in the Intellectual Property - Indicates there are none

48.  Schedule 4.19 Seller Violations/Breaches - Indicates there are none

49. Schedule 5.02 Buyer's Required Authorization - List of Buyer's required authorizations necessary to complete transaction

50.  Schedule 5.04 Buyer's Financing Commitments

51. Schedule 5.05 Litigation - Buyer - Litigation involving the Buyer - Indicates there are none

52.  Schedule 5.07 Buyer - Violations/Breaches - Indicates there are none

53. Schedule 6.05 Estimate of BDF Commitments - Lists estimated cost of BDF commitments

54.  Schedule 6.20 Format of Seller Monthly Financial Data

55.  Exhibit 1.06 Form of Assignment and Assumption Agreement

56. Exhibit 1.09 BDF Contract/Calculation Sheet - Description of BDF contract calculations

57.  Exhibit 1.32 Form of Patent Assignment

58.  Exhibit 1.33 Form of Patent License Agreement

59.  Exhibit 1.40 Form of Technology License Agreement

60.  Exhibit 1.42 Form of Trademark Assignment

61.  Exhibit 1.44 Form of Transitional Services Agreement

62.  Exhibit 1.45 Form of Transitional Supply Agreement

63.  Exhibit 3.01(a)(i) Form of Bill of Sale and Assignment

64.  Exhibit 3.01(a)(v) Form of Copyright Assignment

65.  Exhibit 3.01(a)(vi) Form of Opinion of Seller's Counsel

66.  Exhibit 3.01(a)(viii) Form of Purchase Price Receipt

67.  Exhibit 3.01(b)(iv) Form of Opinion of Buyer's Counsel